Exhibit 10.1

COMMERCIAL SUPPLY AGREEMENT

regarding

Linaclotide (MD-1100)

among

PolyPeptide Laboratories, Inc.
365 Maple Ave, Torrance
CA 90503

and

PolyPeptide Laboratories (SWEDEN) AB
PO Box 30089
SE20061  LIMHAMN
SWEDEN

and

Ironwood Pharmaceuticals, Inc.
320 Bent Street
Cambridge, MA 02141

and

Forest Laboratories, Inc.
909 Third Avenue
New York, New York 10022

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

This Agreement is entered into on the 23rd day of June, 2010 (the “Effective Date”), among  PolyPeptide Laboratories Inc., a Delaware corporation with its principal offices at 365 Maple Avenue, Torrance, CA 90503, USA (“PPL Inc.”) and PolyPeptide Laboratories AB, a Swedish corporation having a place of business at PO Box 30089, SE-20061 LIMHAMN, Sweden (“PPL AB”) (PPL Inc. and PPL AB are hereinafter jointly referred to as POLYPEPTIDE), and Ironwood Pharmaceuticals, Inc., a Delaware corporation with its principal offices at 320 Bent Street, Cambridge, MA 02141 (“IRONWOOD”)  and Forest Laboratories, Inc., a Delaware corporation with its principal offices at 909 Third Avenue, New York, New York 10022 (“FOREST”) (IRONWOOD and FOREST are hereinafter jointly referred to as “CUSTOMER”).

RECITALS

Whereas, POLYPEPTIDE has developed or acquired patented and non-patented inventions, manufacturing and testing practices and procedures, and know-how, relating to the manufacture and testing of peptides, including  PRODUCT (defined below), and possesses production facilities for large scale manufacturing of pharmaceutical peptides;

Whereas, IRONWOOD owns proprietary rights to linaclotide and compositions thereof, analytical methods related to linaclotide and methods of making and using linaclotide;

Whereas, IRONWOOD and FOREST are parties to that certain Collaboration Agreement (the “COLLABORATION AGREEMENT”) dated September 12, 2007, pursuant to which IRONWOOD licensed to FOREST certain rights to develop and commercialize the PRODUCT in the TERRITORY (as defined below),

Whereas, IRONWOOD and POLYPEPTIDE are parties to that certain Supply Agreement Relating to Product MD 1100 Acetate dated June 14, 2005 pursuant to which POLYPEPTIDE manufactures and supplies to IRONWOOD quantities of PRODUCT for clinical development (the “DEVELOPMENT SUPPLY AGREEMENT”),

Whereas, the parties now wish to enter into a long-term business relationship under which CUSTOMER desires to have POLYPEPTIDE manufacture and supply commercial quantities of PRODUCT and POLYPEPTIDE desires to manufacture and supply commercial quantities of PRODUCT to CUSTOMER for the TERRITORY.

Now therefore, in consideration of the foregoing premises, the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used in this Agreement shall have the respective meanings set forth below:

1.1           “Affiliate” shall mean, with respect to a party, any corporation, partnership or other entity which owns or controls, is owned or controlled by or is under common ownership or control of such party.  For these purposes, “ownership” or “control” means (i) ownership, directly or indirectly, of more than fifty per cent (50%) of the voting stock or partnership interests of each such corporation, partnership or entity; or (ii) the possession, directly or indirectly, of the legal power to direct or cause the direction of the general management and policies of such corporation, partnership or entity, whether through the ownership of voting securities, by contract or otherwise.

1.2           “Alternative Suppliers” shall have the meaning assigned to it in Section 7.1.

1.3           “Alternative Supply Trigger” shall have the meaning assigned to it in Section 7.2(v).

1.4           “Applicable Laws” shall mean all applicable statutes, ordinances, regulations, rules, or orders of any kind whatsoever of any governmental authority (including amendments thereto), applicable to the import, export, manufacture, packaging, labelling, storage and shipment of PRODUCT in the Territory and any other applicable jurisdiction, including, without limitation, the cGMPs.

1.5           “Bankrupt Customer” shall have the meaning assigned to it in Section 8.5.

1.6           “Batch Records” shall mean production and control records prepared for each batch of PRODUCT, in accordance with the Master Batch Records.

1.7           “Claims” shall have the meaning assigned to it in Section 13.1.

1.8           “cGMPs” shall mean then-current Good Manufacturing Practices as specified in ICH Guideline Q7A, Title 21 of the United States Code of Federal Regulations,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Parts 210 and 211, or equivalent laws, rules, or regulations of an applicable Regulatory Authority.

1.9           “Commercial Launch Authorization Notice” shall have the meaning assigned to it in Section 3.2.

1.10         “Commercial Launch Date” shall mean the date of first commercial sale in the Territory of the Final Drug Product by CUSTOMER or its Affiliates or distributors or sublicensees.

1.11         “Competitive Offer Notice” shall have the meaning assigned to it in Section 7.2(ii).

1.12         “Confidential Information” shall mean, with respect to CUSTOMER or POLYPEPTIDE (as the case may be), any proprietary information or data disclosed (in any form) by such party to the other party (or parties) under this Agreement, including (without limitation) with respect to such party’s products, business plans and Intellectual Property Rights.

1.13         “Control,” “Controls,” “Controlled” or “Controlling” shall mean, with respect to Intellectual Property Rights or Know-How, the ability of a party, whether by ownership, license or otherwise, to grant a license, sublicense or other rights to a third party.

1.14         “CUSTOMER Indemnitees” shall have the meaning assigned to it in Section 13.2.

1.15         “CUSTOMER IP” shall mean all CUSTOMER Know-How and all Intellectual Property Rights that claim or cover CUSTOMER Know-How and are Controlled by FOREST and/or IRONWOOD.

1.16         “CUSTOMER Know-How” shall mean Know-How relating to the PRODUCT, which FOREST and/or IRONWOOD Controls as of the date of the Agreement, or in which FOREST and/or IRONWOOD acquires a Controlling interest during the term of the Agreement.  Notwithstanding the foregoing, CUSTOMER Know-How shall not include New Know-How or Development Know-How.

1.17         “Customer New IP” shall have the meaning assigned to it in Section 10.1.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.18         “Development IP” shall mean all Development Know-How and all Intellectual Property Rights that claim or cover any Development Know-How.

1.19         “Development Know-How” shall mean Know-How, that was or is conceived of, developed, made and/or reduced to practice by POLYPEPTIDE, alone or in conjunction with FOREST and/or IRONWOOD, under the DEVELOPMENT SUPPLY AGREEMENT (i) to the extent relating to, and used by POLYPEPTIDE in connection with, the manufacture of linaclotide, or any salts, derivatives, prodrugs or compositions thereof, or (ii) to the extent relating to and necessary for the manufacture, use or sale of the Final Drug Product.

1.20         “DMF” shall mean the Drug Master File for PRODUCT in the United States (as such term is defined in 21 C.F.R. Part 314.420), and any equivalent thereof filed elsewhere in the Territory

1.21         “Facility Warranties” shall have the meaning assigned to it in Section 4.1.

1.22         “FDA” shall mean the United States Food and Drug Administration and any successor   entity.

1.23         “FDCA” shall mean the Federal Food Drug and Cosmetics Act, as amended from time to time, and all regulations promulgated there under (or any successor law and all regulations promulgated there under).

1.24         “Final Drug Product” shall mean the pharmaceutical product for which Regulatory Approval has been obtained, in finished form ready for commercial sale and distribution to, and use by, patients, incorporating the PRODUCT supplied by POLYPEPTIDE.

1.25         “Firm Purchase Order” shall mean a firm, non-cancellable purchase order in accordance with the terms of Article 3, binding upon both CUSTOMER and POLYPEPTIDE.

1.26         “First Quarter Out” shall have the meaning assigned to it in Section 3.3.

1.27         “First Quarter Out Forecast” shall have the meaning assigned to it in Section 3.3.

1.28         “First Supply Year” shall have the meaning assigned to it in Section 1.69

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.29         “Force Majeure” shall have the meaning assigned to it in Section 15.1.

1.30         “Indemnitee” shall have the meaning assigned to it in Section 13.3.

1.31         “Indemnitor” shall have the meaning assigned to it in Section 13.3.

1.32         “Initial Quarterly Forecast” shall have the meaning assigned to it in Section 3.2.

1.33         “Initial Term” shall have the meaning assigned to it in Section 8.1.

1.34         “Intellectual Property Rights” shall mean, collectively, all of the following intangible legal rights, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, issued, granted or acquired:  (a) patents or patent applications, including any and all continuations, continuations-in-part, divisionals, reissues, re-examinations, renewals, substitutions, utility models, supplemental protection certificates, or any additions or extensions thereof; (b) rights associated with works of authorship, including, without limitation, copyrights, copyright applications and copyright registrations; (c) rights in trademarks, trademark registrations and applications therefore, trade names, service marks, service names, logos, or trade dress; and (d) rights relating to the protection of formulae, trade secrets, know-how and confidential information.

1.35         “Joint New IP” shall have the meaning assigned to it in Section 10.1.

1.36         “Know-How” shall mean all inventions, improvements, discoveries, processes, methods, compositions, formulae, procedures, protocols, techniques, results of experimentation and testing, information and data, whether or not patented or patentable.

1.37         “Latent Defect” shall have the meaning assigned to it in Section 5.4.

1.38         “Liabilities” shall have the meaning assigned to it in Section 13.1.

1.39         “Manufacturing Warranties” shall have the meaning assigned to it in Section 4.1.

1.40         “Master Batch Record” shall mean the formal set of instructions for manufacturing the PRODUCT, as prepared by POLYPEPTIDE and approved in writing by both FOREST and IRONWOOD.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.41         “Material Safety Data Sheet” or “MSDS” shall mean the material safety data sheet used to comply with the Occupational Safety and Health Administration’s Hazard Communication Standard, 29 C.F.R. 1910.1200.

1.42         “Minimum Requirement” shall have the meaning assigned to it in Section 7.2(i).

1.43         “NDA” shall mean a New Drug Application filed with the FDA and any equivalent thereof filed elsewhere in the Territory.

1.44         “New IP” shall mean all New Know-How and all Intellectual Property Rights covering or claiming any New Know-How.

1.45         “New Know-How” shall mean Know-How, that is conceived of, developed, made and/or reduced to practice by POLYPEPTIDE, FOREST and/or IRONWOOD, pursuant to this Agreement (i) to the extent relating to, and used by POLYPEPTIDE in connection with the manufacture of linaclotide, or any salts, derivatives, prodrugs or compositions thereof, or (ii) to the extent relating to and necessary for the manufacture, use or sale of the Final Drug Product.

1.46         “Non-Bankrupt Customer” shall have the meaning assigned to it in Section 8.5.

1.47         “Permits” shall have the meaning assigned to it in Section 12.1(c).

1.48         “Person” shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organisation, administrative authority or any other form of entity not specifically listed herein.

1.49         “POLYPEPTIDE Indemnitees” shall have the meaning assigned to it in Section 13.1.

1.50         “POLYPEPTIDE IP” shall mean all POLYPEPTIDE Know-How and all Intellectual Property Rights that claim or cover the POLYPEPTIDE Know-How and are Controlled by POLYPEPTIDE.  POLYPEPTIDE IP shall not include New IP or Development IP.

1.51         “POLYPEPTIDE Know-How” shall mean all Know-How that relates to peptide synthesis, processing, purification, analytical methods and/or documentation, which POLYPEPTIDE Controls as of the date of the Agreement, or in which

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

POLYPEPTIDE acquires a Controlling interest during the term of the Agreement.  Notwithstanding the foregoing, POLYPEPTIDE Know-How shall not include New Know-How or Development Know-How.

1.52         “PolyPeptide New IP” shall have the meaning assigned to it in Section 10.1.

1.53         “POLYPEPTIDE Release Documents” shall have the meaning assigned to it in Section 4.3.

1.54         “PRODUCT” shall mean linaclotide active pharmaceutical ingredient, as more specifically described in Appendix A.

1.55         “Quality Agreement” shall mean that certain Quality Agreement entered into among IRONWOOD, FOREST and POLYPEPTIDE in connection with this Agreement.

1.56         “Recall” shall have the meaning assigned to it in Section 6.2(a).

1.57         “Recall Costs” shall have the meaning assigned to it in Section 6.4.

1.58         “Regulatory Approval” shall mean an authorization by an appropriate Regulatory Authority necessary for commercial sale of the Final Drug Product in a jurisdiction in the Territory, including, without, limitation, approval of labelling and manufacturing

1.59         “Regulatory Authority” shall mean an agency or authority governing the approval, manufacture, marketing and sale of the PRODUCT in a jurisdiction in the Territory.

1.60         “Release Date” shall have the meaning assigned to it in Section 5.2.

1.61         “Renewal Term” shall have the meaning assigned to it in Section 8.2.

1.62         “Representatives” shall have the meaning assigned to it in Section 11.1.

1.63         “Rolling Quarterly Forecast” shall have the meaning assigned to it in Section 3.3.

1.64         “Second Quarter Out” shall have the meaning assigned to it in Section 3.3.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.65         “Second Quarter Out Forecast” shall have the meaning assigned to it in Section 3.3.

1.66         “SOPs” shall have the meaning assigned to it in Section 4.2.

1.67         “Specifications” shall mean the written specifications for the PRODUCT as defined in Appendix A, as amended from time to time in accordance with this Agreement and/or the Quality Agreement.

1.68         “Supplemental Purchase Order” shall have the meaning assigned to it in Section 3.6

1.69         “Supply Year” shall mean a twelve (12) consecutive month period during the Initial Term or any Renewal Term (or any such shorter stub period from the end of such a 12 month period to the end of the Initial Term or Renewal Term), with the “First Supply Year” commencing on the first day of the first month of the Initial Quarterly Forecast.

1.70         “Term” shall mean the Initial Term and the Renewal Term, if any.

1.71         “Territory” shall mean the countries of North America, consisting of the United States, Canada and Mexico, and their respective territories and possessions (including Puerto Rico, irrespective of political status).

1.72         “Validation Batch” shall mean a batch of PRODUCT (a) that (i) conforms to the  parameters described in the validation protocol as agreed in writing between the parties, (ii) is manufactured according to cGMP, as applicable, (iii) is validated in accordance with the ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients (the “ICH Guidance”) (including, without limitation, that such batch, together with two other such sequential batches of PRODUCT, demonstrates reproducibility of the commercial manufacturing process for PRODUCT), (iv) supports the NDA (or other filing for Regulatory Approval) for PRODUCT, (v) may be used to complete the consistency, comparability and stability studies for PRODUCT in connection with any such filing, and (vi) meets Specifications; or (b) supports a filing for Regulatory Approval of the implementation of a subsequent process or equipment change with respect to the commercial manufacture of PRODUCT.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 2

SUPPLIES; EXCLUSIVE DEALING

2.1           Purchase and Supply Obligation.

(a)           Subject to the terms and conditions hereof, POLYPEPTIDE agrees to supply CUSTOMER with such of CUSTOMER’s requirements of the PRODUCT for purposes of commercialization in the Territory as CUSTOMER shall set forth on Firm Purchase Orders placed by CUSTOMER in accordance with Article 3. Subject to the terms and conditions hereof, CUSTOMER agrees to purchase the quantities of PRODUCT set forth on Firm Purchase Orders placed by CUSTOMER in accordance with Article 3.

(b)           POLYPEPTIDE may, in its discretion, allocate the manufacture of PRODUCT ordered pursuant to Firm Purchase Orders between its facilities located in Torrance, California and Malmo, Sweden with the objective of preserving each facility’s qualification to manufacture the PRODUCT.

(c)           POLYPEPTIDE [**] of PRODUCT [**].  Thereafter, POLYPEPTIDE agrees that [**].

(d)           If, at any time following the execution of this Agreement, POLYPEPTIDE [**].

2.2           Non-Compete.

(a)           POLYPEPTIDE shall not (and shall cause its Affiliates not to), without the prior written consent of IRONWOOD (and FOREST, to the extent POLYPEPTIDE has not received written notice that the COLLABORATION AGREEMENT has been terminated and such manufacture is for purposes of development or commercialization in the Territory), manufacture or sell for or to any party (other than FOREST and/or IRONWOOD):

(i) any product or intermediate thereof containing linaclotide or a salt, derivative, prodrug or composition thereof, for a period beginning on the Effective Date and ending on [**] (A) [**], and (B) the date [**]; provided, however, that should the Agreement terminate due to CUSTOMER’s election under Section 8.2 (Renewal

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Terms), then POLYPEPTIDE’s restrictions set forth herein shall terminate on [**] (A) [**], and (B) the date [**];  or

(ii) any product [**] or intermediate thereof [**], for a period beginning on the Effective Date and ending on (A) [**], or (B) [**].

Notwithstanding anything to the contrary set forth above, [**].

ARTICLE 3

PURCHASE ORDERS AND FORECASTS

3.1           Validation Batches.  On or before [**], CUSTOMER shall provide to POLYPEPTIDE a purchase order for Validation Batches from POLYPEPTIDE’s facilities located in Torrance, CA and Malmo, Sweden, provided that each such facility is in good standing with Regulatory Authorities to the extent required for the manufacture of PRODUCT in accordance with the process validation protocol agreed to by the parties.  At the time of delivery of a purchase order for the Validation Batches, CUSTOMER may elect to issue a purchase order for a pre-validation batch.  Neither the purchase orders for the Validation Batches nor the purchase order for the pre-validation batch, if any, may contain a delivery date that requires completion of all Validation Batches that is earlier than [**] months after POLYPEPTIDE’s receipt of any such purchase order.  Each such purchase order shall be deemed a Firm Purchase Order.

3.2           Initial Quarterly Forecast and Commercial Launch Authorization Notice.

(a)           CUSTOMER shall provide to POLYPEPTIDE a written notice (the “Commercial Launch Authorization Notice”) containing (i) CUSTOMER’s authorization for POLYPEPTIDE to commence the manufacture of the initial launch quantities of PRODUCT, and (ii) an initial, non-binding, forecast of CUSTOMER’s requirements for delivery of PRODUCT for the first [**] full calendar quarters (“Initial Quarterly Forecast”).  CUSTOMER shall provide the Commercial Launch Authorization Notice to POLYPEPTIDE no later than [**] months prior to the first day of the first full calendar quarter of the Initial Quarterly Forecast.

(b)           From the Effective Date until the date of the Commercial Launch Authorization Notice, CUSTOMER shall keep POLYPEPTIDE informed of CUSTOMER’s

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

anticipated Commercial Launch Date and the quantities of PRODUCT expected to be included in CUSTOMER’s Initial Quarterly Forecast.

(c)           The quantities of PRODUCT specified by CUSTOMER for delivery by POLYPEPTIDE for the first [**] full calendar quarters of the Initial Quarterly Forecast shall be firm and binding on CUSTOMER and POLYPEPTIDE, and CUSTOMER shall issue a Firm Purchase Order to POLYPEPTIDE for the same in accordance with Section 3.5 simultaneously with the delivery of the Initial Quarterly Forecast.  All purchases shall be in full batch quantities; provided, however, that any amounts in excess of the quantity set forth in the Firm Purchase Order that CUSTOMER purchases as a result of this requirement shall serve to reduce CUSTOMER’s purchase obligations under its next Firm Purchase Order.

(d)           POLYPEPTIDE shall inform CUSTOMER within [**] days after receiving the Initial Quarterly Forecast and such Firm Purchase Order of the time required to produce the PRODUCT quantities set forth in such Firm Purchase Order which time shall not exceed [**] months from the date of receipt of the Firm Purchase Order.

3.3           Rolling Quarterly Forecast.

(a)           No later than [**] days after the beginning of the first calendar quarter included in the Initial Quarterly Forecast, and continuing on an ongoing basis each calendar quarter thereafter, CUSTOMER shall provide POLYPEPTIDE not later than [**] days after the beginning of each calendar quarter, with an updated non-binding rolling forecast, which commences [**] calendar quarters in the future and sets forth CUSTOMER’s requirements for [**] full calendar quarters (“Rolling Quarterly Forecast”).  The first full calendar quarter of each Rolling Quarterly Forecast shall be referred to as the “First Quarter Out” and the forecast for each First Quarter Out shall be referred to as the “First Quarter Out Forecast.”  The second full calendar quarter of each Rolling Quarterly Forecast shall be referred to as the “Second Quarter Out” and the forecast for each Second Quarter Out shall be referred to as the “Second Quarter Out Forecast.”  The third full calendar quarter of each Rolling Quarterly Forecast shall be referred to as the “Third Quarter Out” and the forecast for each Third Quarter Out shall be referred to as the “Third Quarter Out Forecast, “ and so on.  By way of example,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

a Rolling Quarterly Forecast provided on or before [**] of any year would set forth CUSTOMER’s requirements for [**] calendar quarters commencing with the calendar quarter beginning on [**], with such forecast for the calendar quarter beginning [**] being deemed the First Quarter Out Forecast; the forecast for the calendar quarter beginning [**] being deemed the Second Quarter Out Forecast; the forecast for the calendar quarter beginning [**] being deemed the Third Quarter Out Forecast, and the forecast for the calendar quarter beginning [**] being deemed the Fourth Quarter Out Forecast.

(b)           POLYPEPTIDE agrees that each Rolling Quarterly Forecast submitted by CUSTOMER will be for general planning purposes only and shall not be binding on CUSTOMER or POLYPEPTIDE; provided, however, (i) the First Quarter Out Forecast of each Rolling Quarterly Forecast shall be firm and binding on CUSTOMER and POLYPEPTIDE (and CUSTOMER shall issue a purchase order therefore simultaneously with the issuance of the Rolling Quarterly Forecast), in accordance with Section 3.5 below, and (ii) the Second Quarter Out Forecast,  Third Quarter Out Forecast and Fourth Quarter Out Forecast of each Rolling Quarterly Forecast shall be used to establish the maximum variances in respect of each such calendar quarter as discussed in Section 3.4 below (as adjusted by, and subject to the provisions regarding Supplemental Purchase Orders in Section 3.6 below).

3.4           Maximum Variance in Rolling Quarterly Forecast.  When, in the Rolling Quarterly Forecast, a calendar quarter moves from being the Second Quarter Out to the First Quarter Out, CUSTOMER may increase or decrease the quantity of PRODUCT to be delivered in such calendar quarter by no more than [**] percent ([**]%).  In addition, when a calendar quarter moves from being the Third Quarter Out to the Second Quarter Out, CUSTOMER may increase or decrease the quantity of PRODUCT to be delivered in such calendar quarter by no more than [**] percent ([**]%) and when a calendar quarter moves from being the Fourth Quarter Out to the Third Quarter Out, CUSTOMER may increase or decrease the quantity of PRODUCT to be delivered in such calendar quarter by no more than [**] percent ([**]%).  By way of example, if the Rolling Quarterly Forecast issued on [**] provides for the delivery of 10 kilograms of PRODUCT during the calendar quarter commencing [**] (the Second Quarter Out) and the delivery of 20 kilograms of PRODUCT during the calendar quarter commencing

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

[**] (the Third Quarter Out), and the delivery of 20 kilograms of PRODUCT during the calendar quarter commencing [**] (the Fourth Quarter Out) then the Rolling Quarterly Forecast issued [**] (along with the simultaneously issued Firm Purchase Order) shall (i) provide for the delivery of no more than [**] kilograms of PRODUCT and no less than [**] kilograms of PRODUCT during the calendar quarter commencing [**] (now the First Quarter Out), (ii) provide for the delivery of no more than [**] kilograms of PRODUCT and no less than [**] kilograms of PRODUCT during the calendar quarter commencing [**] (now the Second Quarter Out), and (iii) provide for the delivery of no more than [**] kilograms of PRODUCT and no less than [**] kilograms of PRODUCT during the calendar quarter commencing [**] (now the Third Quarter Out).

3.5           Purchase Orders.  Within [**] days of the beginning of each calendar quarter, CUSTOMER shall provide to POLYPEPTIDE a Firm Purchase Order setting forth CUSTOMER’s monthly requirements of PRODUCT for each month of the First Quarter Out Forecast.  Each such Firm Purchase Order shall be binding upon CUSTOMER and POLYPEPTIDE without further notice or action.  By way of example, for a Rolling Quarterly Forecast provided on or before [**] of any year, CUSTOMER shall submit a Firm Purchase Order to POLYPEPTIDE on or before [**] for monthly delivery dates in the calendar quarter commencing [**].

3.6           Supplemental Purchase Orders.  In addition to the Firm Purchase Orders described in Section 3.5 above, CUSTOMER may submit purchase orders for additional quantities of PRODUCT at any time (each a “Supplemental Purchase Order”).  No Supplemental Purchase Order shall be binding upon POLYPEPTIDE unless and until POLYPEPTIDE accepts the quantities and delivery dates specified therein in writing after receipt of the Supplemental Purchase Order.  After acceptance, the Supplemental Purchase Order shall be a Firm Purchase Order binding upon CUSTOMER and POLYPEPTIDE.  Notwithstanding the preceding, POLYPEPTIDE shall use [**] efforts to accept and fill Supplemental Purchase Orders in accordance with their terms and will advise CUSTOMER promptly after receipt of a Supplemental Purchase Order of its anticipated ability to fill such order.

3.7           Supply Chain Communication.  Both parties shall communicate on a regular basis, and act with commercially reasonable discretion and cooperation in the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

event of, any unforeseen supply chain situation that may impact the other party, especially during the period covered by the Initial Quarterly Forecast.

3.8           Delivery of PRODUCT.  POLYPEPTIDE shall supply CUSTOMER on the delivery dates with the quantity of PRODUCT ordered by CUSTOMER pursuant to each Firm Purchase Order.  The supply, purchase, delivery and sale of PRODUCT, and all rights and obligations of the parties, shall be governed solely by this Agreement, and any additional or contrary terms or provisions contained in any Firm Purchase Order or similar form or invoice or acknowledgement shall be void and have no force or effect, unless otherwise mutually agreed in writing by CUSTOMER and POLYPEPTIDE.

3.9           Penalties for Short Supply.  POLYPEPTIDE agrees that it will promptly notify CUSTOMER in writing of any problems, supply or other situations that are likely to adversely affect the production of PRODUCT, or its timely delivery to CUSTOMER pursuant to a Firm Purchase Order.  If POLYPEPTIDE (a) provides CUSTOMER with notice that it will be unable to deliver PRODUCT in the time frame specified in such Firm Purchase Order, or (b) otherwise fails to deliver PRODUCT, in the quantities ordered by CUSTOMER in a Firm Purchase Order, in each case within [**] days of the delivery date as specified in the Firm Purchase Order, and such failure is not due to Force Majeure, to any act or omission by CUSTOMER, or previously agreed to by CUSTOMER and POLYPEPTIDE in writing, then, in addition to all the other rights and remedies available to CUSTOMER under this Agreement and at law or in equity,  CUSTOMER shall have the right to the following redress:

(i)            CUSTOMER may elect, at its sole discretion, to require POLYPEPTIDE to supply the PRODUCT (in the quantity specified in such Firm Purchase Order or a lesser quantity) at a future date, with notice of this election provided in writing to POLYPEPTIDE within [**] days following (x) CUSTOMER’s receipt of notice of POLYPEPTIDE’s inability to meet the Firm Purchase Order (pursuant to clause (a) above), or (y) the end of the [**] day period specified in clause (b) above (unless, during such [**] day period, POLYPEPTIDE has demonstrated, to CUSTOMER’s reasonable satisfaction, that POLYPEPTIDE will meet such Firm Purchase Order within [**] days following such notice to POLYPEPTIDE) (as the case may be);

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(ii)           CUSTOMER may cancel, in whole or in part, any amount of the Firm Purchase Order that is unfulfilled and CUSTOMER shall have the right to cover with PRODUCT from a third party the unfulfilled quantities, with notice of this election provided in writing to POLYPEPTIDE within [**] days following (x) CUSTOMER’s receipt of notice of POLYPEPTIDE’s inability to meet the Firm Purchase Order (pursuant to clause (a) above), or (y) the end of the [**] day period specified in clause (b) above (unless, during such [**] day period, POLYPEPTIDE has demonstrated, to CUSTOMER’s reasonable satisfaction, that POLYPEPTIDE will meet such Firm Purchase Order within [**] days following such notice to POLYPEPTIDE) (as the case may be);

3.10         In the event that the delivery of any quantity of PRODUCT under a Firm Purchase Order is more than [**] days late from the date of delivery specified in the Firm Purchase Order, then POLYPEPTIDE shall reduce the price, for that quantity of PRODUCT that is at least [[**] days late, by an amount equal to [**] percent ([**]%) of the price of such PRODUCT; and

3.11         In the event that the delivery of any quantity of PRODUCT under a Firm Purchase Order is more than [**] days late from the date of delivery specified in the Firm Purchase Order, then POLYPEPTIDE shall make an additional reduction in the price, for that quantity of PRODUCT that is [**] days late, by an amount equal to an additional [**] percent ([**]%) of the price of such PRODUCT (so that the aggregate price reduction for PRODUCT that is [**] days late is [**] percent ([**]%)).

3.12         Regulatory Delay.

(a)           If CUSTOMER has reason to believe that Regulatory Approval will be delayed, CUSTOMER shall provide POLYPEPTIDE with prompt written notice of such delay.  In such case, if CUSTOMER has already issued the Commercial Launch Authorization Notice, Initial Quarterly Forecast and any Firm Purchase Orders (including the first Firm Purchase Order for quantities of PRODUCT specified by CUSTOMER for delivery by POLYPEPTIDE for the first [**] full calendar quarters of the Initial Quarterly Forecast), CUSTOMER may request that POLYPEPTIDE suspend production of PRODUCT quantities contained in any such Firm Purchase Order.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)                                 If CUSTOMER makes a suspension request, POLYPEPTIDE shall as promptly as possible suspend all production of PRODUCT, and the parties shall discuss in good faith and determine an efficient process for mitigating related costs, which process shall be implemented by POLYPEPTIDE in a timely manner.  Subject to such discussion, during any period of regulatory delay, POLYPEPTIDE may invoice CUSTOMER for [**]; provided that all such amounts paid by CUSTOMER shall be credited by POLYPEPTIDE against the purchase price for finished PRODUCT subsequently delivered to CUSTOMER.  If, in accordance with the agreed upon suspension process and a Firm Purchase Order, POLYPEPTIDE completes any PRODUCT batches in progress at the time of receipt of notice of regulatory delay, POLYPEPTIDE shall deliver and invoice CUSTOMER for any such finished PRODUCT no earlier than [**] months following the delivery date specified in the applicable Firm Purchase Order.  CUSTOMER agrees to pay any such invoices within [**] days of its receipt thereof.  In the event that CUSTOMER requests that POLYPEPTIDE delay delivery of PRODUCT to CUSTOMER, POLYPEPTIDE shall apply such payment to the purchase price due for the PRODUCT so delayed.  POLYPEPTIDE agrees to use commercially reasonable efforts to mitigate the costs that are to be borne by CUSTOMER under this Section 3.12.  Section 5.1 with respect to the transfer of title notwithstanding, in the event of delayed delivery of PRODUCT at the request of CUSTOMER, CUSTOMER agrees to obtain insurance for PRODUCT upon delivery of invoices to CUSTOMER under this Section 3.12(b).

ARTICLE 4

QUALITY, MANUFACTURING COMPLIANCE AND AUDITS

4.1                                 Manufacturing Requirements.

(a)                                  POLYPEPTIDE warrants and covenants that it shall manufacture and supply the PRODUCT in accordance with (i) the Specifications, (ii) all Applicable Laws, and (iii) all Regulatory Approvals applicable for manufacture of the PRODUCT in the Territory (the “Manufacturing Warranties”).

(b)                                 POLYPEPTIDE further warrants and covenants that at all times during the Term of this Agreement, it shall, at its own expense, (i) maintain the necessary permits required for the manufacture and supply of the PRODUCT in accordance with this Agreement, including all required facility licenses, and (ii) maintain its

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

facilities used for the manufacture of PRODUCT in compliance with all Applicable Laws (the “Facility Warranties”).

4.2                                 Changes in Manufacturing.

(a)                                  Prior to implementation, POLYPEPTIDE shall notify CUSTOMER of any changes to Master Batch Records, analytical methods or PRODUCT-specific standard operating procedures (“SOPs”) of POLYPEPTIDE that would have a material impact on the PRODUCT.  POLYPEPTIDE shall implement any such changes only with the prior written consent of CUSTOMER and in compliance with the Quality Agreement.

(b)                                 If facility, equipment, process or system changes are required of POLYPEPTIDE as a result of requirements (including a change in Specifications) set forth by the FDA or any other Regulatory Authority, then, CUSTOMER and POLYPEPTIDE shall review such requirements in accordance with the terms of the Quality Agreement.  If POLYPEPTIDE is required to implement changes solely because of manufacturing processes that are specific to the PRODUCT (and, in the absence of such specific manufacturing processes applicable to the PRODUCT, such changes would not be required), then [**] of the costs thereof, reasonably incurred.  If POLYPEPTIDE is required to implement changes in order to ensure that the POLYPEPTIDE facility remains cGMP compliant or for any other reason not specified in the preceding sentence, then [**] of the costs thereof.  POLYPEPTIDE shall consult with CUSTOMER prior to incurring any costs for which CUSTOMER is responsible hereunder.  POLYPEPTIDE agrees to use commercially reasonable efforts to mitigate the costs that are borne by CUSTOMER under this Section 4.2(b).

(c)                                  CUSTOMER, may, from time to time during the Term, request changes to the Specifications for reasons other than described above.  POLYPEPTIDE agrees that it shall conduct a good faith review of any requested changes in the Specifications and will use commercially reasonable efforts to implement the changes in accordance with the terms of the Quality Agreement.  All changes to the Specifications agreed to by POLYPEPTIDE shall include a reasonable time period for POLYPEPTIDE to implement such changes.  In the event of any dispute with respect to whether or not such proposed changes to the Specifications can be reasonably implemented, CUSTOMER and POLYPEPTIDE

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

agree to negotiate in good faith to reach mutual agreement.  [**]agrees to be [**] responsible for [**] costs associated with meeting the changes to the Specifications requested under this Section 4.2(c).

4.3                                 Release Documents.  POLYPEPTIDE shall test the PRODUCT before delivery to CUSTOMER or a designee thereof in accordance with the Quality Agreement and shall provide to CUSTOMER in the time frame agreed upon among the parties, but in no event later than the date on which the PRODUCT is delivered, (i) a Certificate of Analysis containing the quality control test results for the lot, and confirming that the lot of PRODUCT conforms to the Specifications, and (ii) a Certificate of Conformance confirming that the lot of PRODUCT was made in accordance with cGMPs and the process defined in the approved Master Batch Record (collectively, (i) and (ii) are the “POLYPEPTIDE Release Documents”). Simultaneously with the delivery of the POLYPEPTIDE Release Documents, POLYPEPTIDE shall deliver to CUSTOMER copies of documents detailing any deviations, investigations or non-conformances from any manufacturing processes then in effect.  All documents described in this Section 4.3 shall be in English.

4.4                                 Regulatory Support.

(a)                                  POLYPEPTIDE agrees to use commercially reasonable efforts to assist CUSTOMER, in seeking approval of its NDA(s) with respect to PRODUCT.  In furtherance of (and without limiting) the foregoing, POLPYPEPTIDE agrees to use commercially reasonable efforts to address feedback from the FDA (whether provided to POLYPEPTIDE or CUSTOMER) regarding the comparability of registration batches of PRODUCT manufactured by POLYPEPTIDE (before or after the Effective Date) that are submitted to the FDA in connection with the NDA filing for the PRODUCT.

(b)                                 POLYPEPTIDE agrees to cooperate with any inspection by the FDA or other Regulatory Authority, including, but not limited to any inspection prior to approval of a PRODUCT NDA.

(c)                                  POLYPEPTIDE agrees to (i) establish and maintain a separate DMF for each manufacturing site for the PRODUCT in accordance with POLYPEPTIDE’s SOP and the requirements of applicable Regulatory Authorities; and (ii) provide

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CUSTOMER and their respective licensees in the Territory, with letters of access to, and rights to reference, each such DMF and any other comparable files.  POLYPEPTIDE shall obtain CUSTOMER’S prior written approval of the Specifications filed in any DMF.

(d)                                 At CUSTOMER’s request, POLYPEPTIDE agrees to provide such documentation and data as CUSTOMER reasonably requires to complete and maintain the CMC section of CUSTOMER’s NDA filings, in addition to, the filing and maintenance of the DMFs.  POLYPEPTIDE shall establish each DMF in a timely manner to support CUSTOMER’s NDA filings, and shall provide to CUSTOMER such documentation, data and other information relating to the PRODUCT as CUSTOMER may require for submission to Regulatory Authorities.

(e)                                  POLYPEPTIDE agrees to provide CUSTOMER with written copies of any proposed changes to a DMF at least [**] days prior to filing the changes, which changes shall not be implemented without CUSTOMER’s written consent except to the extent required to comply with the requirements of a Regulatory Authority which are indentified to CUSTOMER and implemented in a mutually agreed manner.

4.5                                 Quality Inspections and Audits.  In accordance with the terms of the Quality Agreement, POLYPEPTIDE shall permit inspections and/or audits by CUSTOMER (and/or designated representative(s)) of those areas of the facilities where the PRODUCT is being manufactured, processed, stored or tested, or which could reasonably be expected to have a bearing on the quality of the PRODUCT.  In addition, POLYPEPTIDE shall permit governmental inspectors acting pursuant to statutory authority to inspect the same such areas of the facilities, and to review required documentation relevant thereto.  If, as a result of any such inspection or audit, CUSTOMER concludes that POLYPEPTIDE is not in compliance with any Applicable Laws, the Manufacturing Warranties, the Facility Warranties and any other obligations under this Agreement, CUSTOMER shall so notify POLYPEPTIDE in writing, specifying any areas of non-compliance in reasonable detail.  To the extent POLYPEPTIDE agrees with such assessment, POLYPEPTIDE shall use its commercially reasonable efforts to remedy the problems identified as soon as practicable.  In the event that POLYPEPTIDE does not agree with such assessment, POLYPEPTIDE and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CUSTOMER shall submit the assessment to an independent third party expert to determine whether the assessment is correct.  The party against whom the third party expert rules shall bear the cost of the third party expert.  If the third party agrees with CUSTOMER’s assessment, POLYPEPTIDE shall use its commercially reasonable efforts to remedy the problems identified [**].

4.6                                 Facility Information. POLYPEPTIDE shall furnish to CUSTOMER complete and thorough information (redacted to the extent required to comply with POLYPEPTIDE’s confidentiality obligations to third parties) regarding pre-Effective Date (i) audits by Regulatory Authorities of the facilities at which the PRODUCT is manufactured, (ii) inspectional observations (Form FDA 483); or (iii) warning letters.  During the Term, POLYPEPTIDE will promptly (and in no case later than [**] days) notify CUSTOMER in writing of, and forward written copies of any documents relating to (i) future inspections or requests for inspections of those areas of POLYPEPTIDE’s facilities or those systems, in either case, that could reasonably be expected to have an impact on the production of the PRODUCT; (ii) inspectional observations (Form FDA 483) of POLYPEPTIDE’s facilities directly related to the manufacture of the PRODUCT; (iii) warning letters related to, or that could reasonably be expected to have an impact on, the manufacture of the PRODUCT by POLYPEPTIDE; or (iv) recall notices received that relate directly to the PRODUCT supplied by POLYPEPTIDE hereunder.  In addition, POLYPEPTIDE shall, whenever possible and permissible, permit CUSTOMER (and designees) to be present during any inspection by a Regulatory Authority that relates to or could impact the PRODUCT.  In addition POLYPEPTIDE shall provide CUSTOMER a reasonable opportunity to comment upon proposed responses by POLYPEPTIDE to any of the foregoing or to other communications related directly to PRODUCT or the facilities at which PRODUCT is manufactured (to the extent related to manufacturing of PRODUCT) from Regulatory Authorities and the comments of CUSTOMER shall not be unreasonably rejected.  CUSTOMER shall provide its comments within [**] days following receipt of POLYPEPTIDE’s proposed responses to avoid any delay in response time to the Regulatory Authorities.

4.7                                 Material Safety Data Sheet.  CUSTOMER shall provide POLYPEPTIDE with the appropriate MSDS for the PRODUCT.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 5

DELIVERY, INVOICING AND PRODUCT ACCEPTANCE

5.1                                 Delivery and Storage.  POLYPEPTIDE shall deliver PRODUCT on the delivery dates set forth in the relevant Firm Purchase Orders.  Delivery shall be [**] (Incoterms 2000) to a location designated by [**] by a common carrier [**].  Title to the PRODUCT and risk of loss shall transfer to CUSTOMER upon [**].  If requested by CUSTOMER, POLYPEPTIDE agrees to delay delivery of PRODUCT for up to [**] days after the delivery date set forth in the relevant Firm Purchase Order at [**]; provided however, POLYPEPTIDE shall issue an invoice for such PRODUCT and title to the PRODUCT and the risk of loss shall transfer to CUSTOMER [**].

5.2                                 Invoice.

(a)                                  POLYPEPTIDE shall invoice CUSTOMER with a single invoice concurrently with shipment of the PRODUCT on the delivery date specified in the applicable Firm Purchase Order or, in the event CUSTOMER requests a delivery delay pursuant to Section 5.1, on the day POLYPEPTIDE provides CUSTOMER the corresponding POLYPEPTIDE Release Documents (as set forth in Section 5.1) (the “Release Date”).  Invoices shall be due and payable [**] days from the date of the receipt of the invoice.

(b)                                 Notwithstanding the foregoing, with respect to [**], POLYPEPTIDE may invoice CUSTOMER [**];  provided however, that if POLYPEPTIDE invoices CUSTOMER for a PRODUCT batch in accordance with [**].  In making such determination pursuant to [**].  For the avoidance of doubt, [**].  In addition, [**].

For purposes of clarity, [**].  If [**].

5.3                                 Review of POLYPEPTIDE Release Documents, Batch Records and Master Batch Records.  Upon receipt, CUSTOMER, or the designee, shall promptly examine the POLYPEPTIDE Release Documents (as defined in Section 4.3) for the PRODUCT’s compliance with the Specifications and POLYPEPTIDE Release Documents.  CUSTOMER shall have the right to also review the relevant Batch Records and Master Batch Records, and POLYPEPTIDE agrees to make the Batch

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Records and Master Batch Records available for inspection on site promptly upon request by CUSTOMER.  The Batch Records and Master Batch Records at POLYPEPTIDE’s facility located in Torrance, CA will be in English.  The Batch Records and Master Batch Records at POLYPEPTIDE’s facility located in Malmo, Sweden will be in Swedish, and POLYPEPTIDE shall provide for CUSTOMER’s review, English translations of such Master Batch Records and English summaries (in a form that is mutually agreed by the parties and complies with any applicable requirements of Regulatory Authorities) of such Batch Records.  CUSTOMER may reject any shipment of PRODUCT (or part thereof) that it determines does not conform to the Specifications and POLYPEPTIDE Release Documents.  If CUSTOMER determines that any such shipment does not comply with the Specifications and POLYPEPTIDE Release Documents, CUSTOMER shall notify POLYPEPTIDE promptly, but in any event not later than [**] days after receipt of the POLYPEPTIDE Release Documents.  Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection.  The invoice for any rejected PRODUCT shall be cancelled, and any payment previously received for any rejected PRODUCT shall be promptly returned to CUSTOMER.  If no such notice of rejection is issued within such [**] day period, CUSTOMER shall be deemed to have accepted such shipment.

5.4                                 Latent Defects.  Notwithstanding the foregoing, CUSTOMER (or its designee) may further inspect the PRODUCT following the [**] day period set forth above, for damage, adulteration or other failure to comply with the Specifications on the Release Date and POLYPEPTIDE Release Documents that would not reasonably be expected to be detectable in accordance with customary industry practice during an initial inspection of PRODUCT and the corresponding POLYPEPTIDE Release Documents (a “Latent Defect”).  CUSTOMER shall have the right to reject any PRODUCT (including, previously accepted PRODUCT) that it (or its designee) determines contains a Latent Defect; provided, however, that CUSTOMER shall submit a rejection notice under this Section 5.4 specifying all such Latent Defects no later than [[**] days of discovery thereof, but in any event within [**] months of the CUSTOMER’s receipt of the PRODUCT for PRODUCT delivered any time during the first [**] Supply Years and within [**] months of the CUSTOMER’s receipt of the PRODUCT for PRODUCT delivered any time thereafter.  The invoice for any rejected PRODUCT shall be cancelled, and any

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

payment previously received for any rejected PRODUCT shall be promptly returned to CUSTOMER.

5.5                                 Disputes.  Within [**] days after any notice of rejection is received, POLYPEPTIDE shall notify CUSTOMER, in writing, whether it accepts CUSTOMER’s basis for rejection.  If POLYPEPTIDE in good faith disagrees with CUSTOMER’s determination that a PRODUCT rejection was proper under this Article 5, such PRODUCT shall be submitted to a mutually acceptable third party laboratory and / or regulatory expert.  The third party shall determine whether such PRODUCT was or was not properly rejected under this Article 5.  The party against whom the third party tester or regulatory expert rules shall bear all expenses.  Whether or not POLYPEPTIDE accepts CUSTOMER’s basis for rejection, promptly on receipt of a notice of rejection of PRODUCT, POLYPEPTIDE shall replace such rejected PRODUCT, [**] as soon as reasonably practical, but not later than [**] days of POLYPEPTIDE’s receipt of the notice or rejection (except for Validation Batches which replacement time line is subject to Section 5.2(b)). If the third party tester or regulatory expert rules that the PRODUCT was not appropriately rejected under this Article 5, CUSTOMER shall purchase the rejected PRODUCT, irrespective of whether POLYPEPTIDE has already replaced it.  All replacement PRODUCT shall be subject to the provisions of Sections 5.3 and 5.4 above.  CUSTOMER may not destroy any PRODUCT until it receives written notification from POLYPEPTIDE that POLYPEPTIDE does not dispute the rejection of the PRODUCT hereunder and that POLYPEPTIDE does not request return of the PRODUCT.  Upon authorization from POLYPEPTIDE to do so, CUSTOMER shall destroy the rejected PRODUCT at POLYPEPTIDE’s cost and shall provide POLYPEPTIDE with certification of such destruction.  CUSTOMER shall, upon receipt of POLYPEPTIDE’s request for return, promptly return said PRODUCT [**].

ARTICLE 6

COMPLAINTS AND RECALLS

6.1                                 PRODUCT Complaints.  CUSTOMER will correspond with complainants on all complaints associated with PRODUCT in accordance with the terms of the Quality Agreement.  POLYPEPTIDE will provide reasonable assistance to CUSTOMER in investigating PRODUCT complaints by analyzing PRODUCT,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

processes and components to determine the cause, if any of an alleged PRODUCT manufacturing defect or failure, in accordance with the terms of the Quality Agreement.  In the event POLYPEPTIDE receives a complaint relating to PRODUCT it shall promptly (and in no case later than [**] days) inform CUSTOMER in writing thereof.

6.2                                 Recalls.

(a)                                  In the event any party believes it may be necessary to conduct a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to Final Drug Product incorporating PRODUCT sold by POLYPEPTIDE to CUSTOMER (a “Recall”), POLYPEPTIDE and CUSTOMER shall consult with each other, to the extent practicable, as to how best to proceed, it being understood and agreed that the final decision as to any Recall of Final Drug Product shall be made by CUSTOMER; provided, however, that POLYPEPTIDE shall not be prohibited hereunder from taking any action that it is required to take by Applicable Law.

(b)                                 In the event of a Recall, POLYPEPTIDE will provide reasonable assistance to CUSTOMER in an investigation to determine the cause and extent of the problem, in accordance with the terms of the Quality Agreement.  All FDA or other applicable Regulatory Authority contacts and coordination of any recall activities will be led by CUSTOMER unless otherwise required by the FDA or other Regulatory Authority.  The parties agree that each party shall consult with the others and shall cooperate in all recalls, but that CUSTOMER shall be the primary interface with the applicable Regulatory Authority.

6.3                                 Recall Records.  CUSTOMER shall maintain records of all sales of Final Drug Product and customers sufficient to adequately administer a Recall for the period required by Applicable Law.  POLYPEPTIDE will maintain complete and accurate records of all PRODUCT supplied under this Agreement for such periods as may be required by Applicable Laws, and in accordance with the Quality Agreement.

6.4                                 Recall Expenses.  If the Recall arises from the manufacture, storage or handling of the PRODUCT by POLYPEPTIDE or POLYPEPTIDE’s breach of its Manufacturing Warranties, the cost of goods sold, distribution expenses and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

third-party recall expenses (collectively, “Recall Costs”) shall be borne by POLYPEPTIDE.  CUSTOMER shall bear the Recall Costs for all other Recalls.

ARTICLE 7

ALTERNATIVE SUPPLY AND MINIMUM PURCHASE REQUIREMENTS

7.1                                 Alternative Supplier.

(i)                                     FOREST and IRONWOOD shall have the right, at any time, in their sole discretion, to qualify themselves, or one or more third parties to manufacture PRODUCT (“Alternative Suppliers”).  Subject only to the then-current Minimum Requirement (as described in Section 7.2 below), CUSTOMER shall have the right to purchase or acquire PRODUCT from one or more Alternative Suppliers.  POLYPEPTIDE agrees that it will promptly notify CUSTOMER in writing of any problems, supply or other situations that are likely to adversely affect the production of PRODUCT, or its timely delivery to CUSTOMER in accordance with a Firm Purchase Order therefore.

(ii)                                  POLPYPEPTIDE acknowledges that processes and procedures for the manufacture of peptides such as the PRODUCT may be similar among different manufacturers, and accordingly agrees that CUSTOMER’s utilization of Alternative Suppliers shall not give rise to a presumption that CUSTOMER has improperly disclosed or used POLYPEPTIDE’s Confidential Information or misappropriated POLYPEPTIDE’s Intellectual Property Rights, and POLYPEPTIDE shall not assert any such presumption (under any doctrine of law) in any claim or action by POLYPEPTIDE against CUSTOMER.

7.2                                 Minimum Purchase Requirements.

(i)                                     The First Supply Year shall commence on the first day of the first month included in the Initial Quarterly Forecast, and shall continue for twelve (12) months thereafter.  During the First Supply Year and for each Supply Year thereafter until this Agreement expires or is terminated, CUSTOMER shall purchase from POLYPEPTIDE an amount of PRODUCT to be sold or distributed in the Territory equal to at least: (a) [**] percent ([**]%) of CUSTOMER’s demand for the Territory during the Supply Year if the applicable price for PRODUCT under the Agreement during such Supply Year is at least [**] less than [**] for

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

supplying PRODUCT (in each case, in similar quantities and meeting the Specifications, (b) [**] percent ([**]%) of CUSTOMER’s demand for the Territory during the Supply Year if the applicable price for PRODUCT under the Agreement during such Supply Year is less than [**] above [**] for supplying PRODUCT (in each case, in similar quantities and meeting the Specifications), or (c) [**] percent ([**]%) of CUSTOMER’s demand for the Territory during the Supply Year if (i) the applicable price for PRODUCT under the Agreement during such Supply Year is [**] above [**] for supplying PRODUCT (in each case, in similar quantities and meeting the Specifications), but does not exceed the applicable price set forth on Appendix D hereto(1), or (ii) if CUSTOMER elects to manufacture PRODUCT internally or through an Affiliates (as applicable from time to time, the “Minimum Requirement”); provided, that, in each case, POLYPEPTIDE has demonstrated, to the satisfaction of CUSTOMER, its ability to produce and sustain the production of PRODUCT in quantities sufficient to support the applicable Minimum Requirement.  If POLYPEPTIDE is unable to make such demonstration to CUSTOMER’s satisfaction, the Minimum Requirement shall be reduced to a lower percentage of CUSTOMER’s total demand for the Territory with respect to which POLYPEPTIDE is able to demonstrate its ability to produce and sustain production.  Notwithstanding anything to the contrary set forth herein, the Minimum Requirement shall not exceed [**].

(ii)                                  Within [**] days following the Effective Date, CUSTOMER shall, subject to applicable confidentiality obligations, provide evidence of third party supplier pricing or evidence of internal manufacturing costs (as the case may be) for Product and evidence that the alternative supplier’s commercial product passes release testing requirements comparable to that required under this Agreement.  Based on such evidence, the parties shall determine the initial Minimum Requirement.  No later than [**] days prior to the first day of each Supply Year, CUSTOMER may notify POLYPEPTIDE (the “Competitive Offer Notice”) that it can purchase from a reputable third party supplier, PRODUCT that:  (a) meets

(1)  Volume-based pricing will initially be based on aggregate supply by POLYPEPTIDE to Customer and its Affiliates and licensees in the Territory.  In the event that Ironwood, or its licensees, seek to engage POLYPEPTIDE to manufacture PRODUCT for sale outside of the Territory, POLYPEPTIDE agrees to negotiate in good faith pricing schedules under this Agreement and under such additional territory agreements that fairly reflect the efficiencies associated with the manufacture of the additional volume of PRODUCT.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

the Specifications, and (b) is offered at a price for similar quantities (taking into consideration any other fees paid to such third party supplier that affect pricing), that is lower than the then-current price for PRODUCT purchased under this Agreement by an amount that would result in a reduction to the then-current Minimum Requirement.  Upon receipt of such notice, CUSTOMER and POLYPEPTIDE shall meet and discuss whether POLYPEPTIDE can improve its cost structure within a reasonable period of time in order to match the other source.  Following issuance of the Competitive Offer Notice, at the request of POLYPEPTIDE, CUSTOMER shall, subject to applicable confidentiality obligations, provide evidence of the third party offer or evidence of internal costs (as the case may be) and evidence that the alternative supplier’s commercial product passes release testing requirements comparable to that required under this Agreement.  POLYPEPTIDE shall have [**] days from its receipt of the Competitive Offer Notice to notify CUSTOMER in writing that it is willing to reduce its pricing under this Agreement in order to maintain (or increase) the then-current Minimum Requirement.  If POLYPEPTIDE does not deliver such notice within such time period, then the Minimum Requirement shall be reduced in accordance with Section 7.2(i) above.  Reduced pricing (if applicable) shall apply to any Firm Purchase Orders issued after CUSTOMER’s receipt of POLYPEPTIDE’s written notice of price reduction.  This process and its impact on the Rolling Forecast is illustrated on Appendix B.  If POLYPEPTIDE reduces its pricing under this Agreement pursuant to a Competitive Bid Notice and the third party supplier with the competitive pricing fails to obtain regulatory approval for the PRODUCT or withdraws its application for regulatory approval for PRODUCT, POLYPEPTIDE’s price reduction shall be null and void and the purchase price for PRODUCT shall revert back to the purchase price prior to the price reduction.  [**].

(iii)                               In addition to, or in lieu of, the Competitive Offer Notice, no later than [**] days prior to the first day of each Supply Year, CUSTOMER may notify POLYPEPTIDE that it intends to commence the manufacture of PRODUCT internally, or through an Affiliate.  In such case, the Minimum Requirement shall be reduced to [**] percent [**]%) of CUSTOMER’s demand for the Territory during the Supply Year as set forth in 7.2(i)(c) above.  This process and its impact on the Rolling Forecast is illustrated on Appendix B.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(iv)                              Notwithstanding the above, in the event that:  (a)   CUSTOMER has placed Firm Purchase Orders with POLYPEPTIDE consistent with the Minimum Requirement, and during any period of [**] consecutive months, POLYPEPTIDE is unable to make timely delivery of the amounts set forth in the Firm Purchase Orders for any reason, or (b) POLYPEPTIDE becomes bankrupt as set forth in Section 8.5, then, in either case, the applicable Minimum Requirement shall be reduced to such amount as CUSTOMER shall, in its sole discretion (but after consultation with POLYPEPTIDE if practicable in light of the circumstances giving rise to the failure of timely delivery), determine POLYPEPTIDE is able to provide to CUSTOMER, and this amount shall become the Minimum Requirement for the remainder of the Term.  The procedure set forth herein shall be repeated if the triggering events arise again after adjustment of the Minimum Requirement.

(v)                                 Enabling Alternative Suppliers.  If (i) at any time during the Term, CUSTOMER’S minimum requirement is reduced pursuant to Section (iv) (but not pursuant to Section (ii)), (ii) at any time during the Term, POLYPEPTIDE is unable to make timely delivery of at least [**] percent ([**]%) of the aggregate quantity of PRODUCT set forth on Firm Purchase Orders placed in compliance with the terms of this Agreement for any consecutive [**] month period or at least [**] percent ([**]%) of the aggregate quantity of PRODUCT set forth on Firm Purchase Orders for any consecutive [**] month period, (iii) at any time during the Term, POLYPEPTIDE informs CUSTOMER that based upon the Rolling Quarterly Forecast provided by CUSTOMER, POLYPEPTIDE anticipates that it will be unable to meet CUSTOMER’s PRODUCT requirements set forth in such forecast, (iv) at any time during the Term, CUSTOMER elects to qualify IRONWOOD, FOREST or an Affiliate of either as an Alternative Supplier, or (v) this Agreement is terminated by CUSTOMER pursuant to Section 8.3, 8.5 or 15.1 or by POLYPEPTIDE pursuant to Section 8.2, then in any such instance an “Alternative Supply Trigger” shall be deemed to have occurred.  Once an Alternative Supply Trigger has occurred, POLYPEPTIDE will promptly cooperate with CUSTOMER and use commercially reasonable efforts to provide full and complete technical assistance, as needed, to optimize the ability and speed of an Alternative Supplier to successfully manufacture PRODUCT.  Such efforts may include (but are not intended to be limited to) the transfer to CUSTOMER or the Alternative Supplier of POLYPEPTIDE Know-How,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Development Know-How, New Know-How and other PRODUCT-specific data and information in POLYPEPTIDE’s possession.  Technical assistance provided by POLYPEPTIDE shall be at [**] expense except where the Alternative Supply Trigger is caused by [**], in which case the costs of such technical assistance shall be [**].  In the event of an Alternative Supply Trigger, FOREST and IRONWOOD shall each obtain a co-exclusive, worldwide, irrevocable, perpetual, royalty-free, fully paid license (with rights to sublicense) under the POLYPEPTIDE IP to develop, manufacture, have manufactured, formulate, use, sell, have sold, offer for sale, import and have imported PRODUCT, Final Drug Product, or any salts, derivatives, prodrugs or compositions of the PRODUCT.

ARTICLE 8

TERM AND TERMINATION

8.1                                 Term.  This Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with this Article 8, shall continue in effect for a period of five (5) years from the Commercial Launch Date (the “Initial Term”).

8.2                                 Renewal Terms.  This Agreement will automatically renew upon the expiration of the Initial Term and shall continue in effect for consecutive three (3) year periods (each such period being a “Renewal Term”), unless (i) terminated by twenty-four (24) months advance written notice executed by both FOREST and IRONWOOD and delivered to POLYPEPTIDE, or (ii) terminated by twenty-four (24) months advance written notice executed by POLYPEPTIDE and delivered to both FOREST and IRONWOOD.  Termination notices issued under this Section 8.2 shall not be effective prior to the end of the Initial Term.

8.3                                 Termination by CUSTOMER for Cause.  FOREST and IRONWOOD, acting together, but not separately, may terminate this Agreement at any time if POLYPEPTIDE materially breaches a provision of this Agreement and fails to cure the breach within [**] days after POLYPEPTIDE’s receipt of written notice containing details of the material breach.  With respect to a particular material default or breach of this Agreement, failure of CUSTOMER to provide notice to POLYPEPTIDE as required by this Section 8.3 shall not constitute a waiver of the right to give such notice with respect to any subsequent default or breach.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.4                                 Termination by POLYPEPTIDE for Cause.  In the event that FOREST and/or IRONWOOD materially breach a provision of this Agreement, POLYPEPTIDE shall provide written notice containing details of the material breach to both FOREST and IRONWOOD.  If the breach is not cured within [**] days of the receipt of the notice, then POLYPEPTIDE shall have the right to immediately terminate this Agreement, provided however, if the breach is for failure of CUSTOMER to make timely payment on invoices, then the time period that CUSTOMER has to cure is [**] days.  For clarity, if the notice describes a breach of an obligation assigned hereunder to only one of FOREST or IRONWOOD, either FOREST or IRONWOOD shall have the right to cure the breach and avoid the termination of this Agreement.  With respect to a particular material default or breach of this Agreement, failure of POLYPEPTIDE to provide notice to FOREST and IRONWOOD as required by this Section 8.4 shall not constitute a waiver of the right to give such notices with respect to any subsequent default or breach.

8.5                                 Bankruptcy.

(a)                                  To the extent permitted under applicable law, FOREST and IRONWOOD acting together, but not separately, may terminate this Agreement effective immediately with written notice if POLYPEPTIDE shall file for bankruptcy, shall be adjudicated bankrupt, shall file a petition under insolvency laws, shall be dissolved or shall have a receiver appointed for substantially all of its property.

(b)                                 To the extent permitted under applicable law, if either FOREST or IRONWOOD shall file for bankruptcy, shall be adjudicated bankrupt, shall file a petition under insolvency laws, shall be dissolved or shall have a receiver appointed for substantially all of its property (the “Bankrupt Customer”), POLYPEPTIDE shall have the right to request that the other party (the “Non-Bankrupt Customer”) assume in writing all rights and obligations of the Bankrupt Customer under this Agreement and the Agreement shall remain in full force and effect as an Agreement between POLYPEPTIDE and the Non-Bankrupt Customer.  If the Non-Bankrupt Customer does not agree to assume the obligations of the Bankrupt Customer, then POLYPEPTIDE shall have the right to terminate this Agreement effective immediately.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c)                                  All rights and licenses granted under or pursuant to any Section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

8.6                                 Product Discontinuance.

(a)                                  FOREST and IRONWOOD, acting together, but not separately, shall have the right to terminate this Agreement, upon written notice to POLYPEPTIDE, in the event the PRODUCT fails to receive Regulatory Approval in [**] or in the event the manufacture and commercial sale of the PRODUCT is discontinued (including, without limitation due to suspension or revocation of prior Regulatory Approval in the Territory) in [**] (any such event, a “PRODUCT Termination”).

(b)                                 CUSTOMER shall provide POLYPEPTIDE with prompt written notice of the occurrence of a PRODUCT Termination.  Following a PRODUCT Termination, CUSTOMER may either (i) exercise its right to terminate this Agreement pursuant to Section 8.6(a), or (ii) elect to continue the Agreement but suspend production of PRODUCT (subject to Section 8.6(c) below), in each case by providing written notice of such exercise or election (as the case may be) to POLYPEPTIDE.  In either case, at the written request of CUSTOMER (the “Request”), (A) POLYPEPTIDE shall suspend production of PRODUCT quantities contained in any Firm Purchase Order or any Rolling Quarterly Forecast and CUSTOMER shall within [**] days of the date of the Request reimburse POLYPEPTIDE for its fully loaded internal costs as well as external costs associated with work-in-progress commenced under any Firm Purchase Order and raw materials and intermediates purchased for the manufacture of PRODUCT under the Firm Purchase Order, or (B) POLYPEPTIDE shall suspend production of any PRODUCT quantities contained in any Rolling Quarterly Forecast and shall complete the manufacture of PRODUCT that was the subject of an outstanding Firm Purchase Order at the time of the Request and the delivery, acceptance and payment provisions of this Agreement shall apply to such PRODUCT.  To the extent it is reasonably practicable to do so,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

POLYPEPTIDE agrees to use commercially reasonable efforts to mitigate the costs that are borne by CUSTOMER under this Section 8.6(b).

(c)                                  If CUSTOMER elects to continue the Agreement but suspend production of Product pursuant to Section 8.6(b)(ii), then (i) CUSTOMER may, any time following such election, terminate this Agreement pursuant to Section 8.6(a), and (ii) if CUSTOMER has not resumed production of Product (or placed a Firm Purchase Order) or terminated this Agreement within [**] months following such election, then, within [**] days following the expiration of such [**] month period, POLYPEPTIDE shall have the right to provide CUSTOMER a written notice of termination of this Agreement, which termination shall become effective [**] days following CUSTOMER’s receipt of such notice if CUSTOMER does not resume production of Product (or place a Firm Purchase Order) within such [**] day period.  If CUSTOMER resumes production of Product (or places a Firm Purchase Order) within such [**] day period, then this Agreement shall continue in full force and effect.  If CUSTOMER terminates this Agreement pursuant to Section 8.6(a) or POLYPEPTIDE terminates this Agreement pursuant to this Section 8.6(c), then the restrictions set forth in Section 2.2 shall terminate in their entirety as of the effective date of such termination.

8.7                                 Termination by FOREST or Ironwood.  At any time, CUSTOMER may deliver to POLYPEPTIDE written notice executed by both FOREST and IRONWOOD, informing POLYPEPTIDE that after the date set forth in the notice, either FOREST or IRONWOOD shall become the sole customer under this Agreement.  Following its receipt of such notice, and after the date set forth in the notice, this Agreement shall be deemed amended such that CUSTOMER shall mean the sole customer designated in the notice, and POLYPEPTIDE shall thereafter look solely to such entity for performance under this Agreement.

8.8                                 Non-Exclusive Remedy.  Termination of this Agreement shall be in addition to, and shall not prejudice, the parties’ remedies at law or in equity, including, without limitation, the parties’ ability to receive legal damages and/or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 9

PRICES AND INVOICES

9.1                                 Product Prices.  For Validation Batches supplied hereunder, CUSTOMER will pay POLYPEPTIDE the price per gram set forth on Appendix C.  For all other PRODUCT supplied hereunder by POLYPEPTIDE, CUSTOMER will pay to POLYPEPTIDE a price per gram based on the cumulative volume of actual linaclotide content within PRODUCT ordered for delivery during any given Supply Year in accordance with the Pricing Schedule set forth on Appendix D hereto. The pricing set forth on Appendix D hereto is based on the Specifications set forth on Appendix A hereto as of the Effective Date.  In the event of a material change to such Specifications, such pricing shall be adjusted by the parties in good faith to reflect such change.  The parties agree that for purposes of determining pricing of PRODUCT to be sold under this Agreement, the price per gram shall be set at the beginning of the Supply Year based upon the forecasted amount contained in the most recent Rolling Quarterly Forecast issued prior to the commencement of the Supply Year.  After each Supply Year, the parties shall compare the forecasted amount upon which the price per gram was based to the actual amount of PRODUCT delivered during the Supply Year.  If the actual amount would have resulted in a different price per gram than that paid by CUSTOMER, than any underpayment shall be paid to POLYPEPTIDE and any overpayment shall be refunded to CUSTOMER within [**] days following the completion of the analysis and its acceptance by CUSTOMER and POLYPEPTIDE.  For clarity, all quantities of PRODUCT delivered to FOREST or IRONWOOD, or any of their respective designees, licensees or sublicensees (whether ordered under this Agreement or under another Agreement with POLYPEPTIDE) shall be aggregated with amounts purchased by CUSTOMER under this Agreement for the purpose of determining the price per gram.

9.2                                 Invoices.  All invoices issued and payments made pursuant to this Agreement shall be in United States Dollars.  Each invoice shall identify the Firm Purchase Order number, Batch numbers and quantities.  Invoices shall be due and payable [**] days after receipt thereof.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

9.3                                 Price Adjustments for Inflation.  POLYPEPTIDE may adjust the prices set forth in the Pricing Schedule [**] if necessary to reflect an increase in POLYPEPTIDE’s costs, including by way of example, materials and wages, which costs shall be documented with reasonable specificity to CUSTOMER in connection with any such adjustment; provided, however, that the annual percentage increase shall be less than or equal to the Producer Price Index-Pharmaceutical Preparations (Code PCU2834) published by the US Bureau of Labor Statistics for the most recent 12 months period for which figures are available or, if the same is no longer published, an index that is substantially similar thereto, and agreeable to all parties.  No adjustment pursuant to this Section shall be made prior to [**].

9.4                                 Price Adjustments for Improvements.  It is the expectation of the parties that POLYPEPTIDE and the CUSTOMER will achieve improvements in manufacturing that will result in decreased manufacturing costs, and promptly following the Effective Date, the Parties will form a working group comprised of an equal number of representatives from each of POLYPEPTIDE, IRONWOOD and FOREST which will meet periodically as mutually agreed to explore and discuss such improvements.  POLYPEPTIDE agrees to use good faith efforts to achieve such improvements, and further agrees to notify CUSTOMER when such improvements have been achieved.  Thereafter, the parties will negotiate in good faith a reduction to future PRODUCT pricing based upon the savings achieved as a result of the improvement, with [**] percent ([**]%) of such savings to be allocated to CUSTOMER and [**] percent ([[**]%) to POLYPEPTIDE; provided that [**].

ARTICLE 10

OWNERSHIP AND LICENCES

10.1                           Ownership.  All POLYPEPTIDE IP and Development IP shall be and remain the property of POLYPEPTIDE.  All CUSTOMER IP shall be and remain the property of IRONWOOD and/or FOREST.  Ownership of all New IP shall be determined in accordance with United States patent laws; i.e., all New IP conceived of or developed (i) solely by IRONWOOD and/or FOREST (“Customer New IP”) shall be owned by CUSTOMER, (ii) solely by POLYPEPTIDE (“PolyPeptide New IP”) shall be owned by POLYPEPTIDE, and (iii) jointly by IRONWOOD and/or FOREST (on the one hand) and POLYPEPTIDE (on the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

other hand) (“Joint New IP”) shall be owned jointly by POLYPEPTIDE and CUSTOMER.  Further, all records of work performed by POLYPEPTIDE under this Agreement and all reports required to be delivered by POLYPEPTIDE to CUSTOMER under this Agreement shall be deemed “works made for hire” and owned by CUSTOMER.  Notwithstanding the foregoing, solely to the extent necessary to comply with Applicable Laws, POLYPEPTIDE shall have the right to keep one (1) copy, or if so required, one (1) original, of such records and reports.  The provisions of this Article 10 shall be deemed to supersede any provisions of the DEVELOPMENT SUPPLY AGREEMENT which are inconsistent with the provisions hereof.  The COLLABORATION AGREEMENT shall govern all matters pertaining to the ownership and protection of, any Intellectual Property Rights as between IRONWOOD and FOREST.

10.2                           PolyPeptide New IP.

(i)                                     Subject to Section 10.2(ii) below, POLYPEPTIDE shall have the only right to file patent applications relating to inventions included in the New Know-How made solely by POLYPEPTIDE.  In the event that POLYPEPTIDE seeks such patent protection, POLYPEPTIDE shall bear the costs, including, but not limited to, attorney’s fees associated with preparing, filing and prosecuting such patent applications and for maintaining such patent protection as may be granted.  POLYPEPTIDE shall provide CUSTOMER with a copy of any proposed patent applications prior to filing and shall afford CUSTOMER a commercially reasonable period of time to comment on any such applications.  POLYPEPTIDE agrees that CUSTOMER’s comments shall not be unreasonably rejected.  POLYPEPTIDE agrees to promptly inform CUSTOMER of any additional correspondence, office actions or filings associated with patent applications which claim such New Know-How and shall provide CUSTOMER with a commercially reasonable period of time to comment on such additional filings.  POLYPEPTIDE agrees that it shall not unreasonably reject CUSTOMER’s comments.

(ii)                                  POLYPEPTIDE agrees not to file or prosecute a patent application containing any claims or subject matter covering POLYPEPTIDE New IP without the prior written consent of CUSTOMER.  POLYPEPTIDE hereby grants to FOREST and IRONWOOD a co-exclusive, worldwide, irrevocable, perpetual, royalty-free

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

fully paid license under the PolyPeptide New IP to develop, manufacture, have manufactured, formulate, use, sell, have sold, offer for sale, import and have imported PRODUCT and Final Drug Product, or any salts, derivatives, prodrugs or compositions of the PRODUCT.  Such license shall include the right to sublicense to third parties [**].  The co-exclusive license granted in this Section 10.2(ii) shall not limit POLYPEPTIDE’s right to assign its obligations under this Agreement to Affiliates in accordance with Section 15.2.

10.3                           Customer New IP.

(i)                                     CUSTOMER shall have the only right to file patent applications relating to inventions included in the New Know-How made solely by IRONWOOD and/or FOREST.  In the event that CUSTOMER seeks such patent protection, CUSTOMER shall bear the costs, including, but not limited to, attorney’s fees associated with preparing, filing and prosecuting such patent applications and for maintaining such patent protection as may be granted.  CUSTOMER shall provide POLYPEPTIDE with a copy of any proposed patent applications prior to filing and shall afford POLYPEPTIDE a commercially reasonable period of time to comment on any such applications.  CUSTOMER agrees that POLYPEPTIDE’s comments will not be unreasonably rejected.  CUSTOMER agrees to promptly inform POLYPEPTIDE of any additional correspondence, office actions or filings associated with patent applications which claim such New Know-How and shall provide POLYPEPTIDE with a commercially reasonable period of time to comment on such additional filings.  CUSTOMER agrees that it shall not unreasonably reject POLYPEPTIDE’s comments.

(ii)                                  CUSTOMER hereby grants to POLYPEPTIDE a non-exclusive, worldwide, irrevocable, perpetual, royalty-free fully paid license under the Customer New IP to develop, manufacture, have manufactured, formulate, use, sell, have sold, offer for sale, import and have imported any product other than (A) the PRODUCT, Final Drug Product, or any salts, derivatives, prodrugs or compositions of the PRODUCT and (B) any other product containing an orally delivered peptide that is a guanylate cyclase C agonist.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

10.4         Joint New IP.

(i)            POLYPEPTIDE and CUSTOMER shall cooperate in the filing of patent applications relating to inventions included in the New Know-How made jointly by IRONWOOD and/or FOREST (on the one hand) and POLYPEPTIDE (on the other hand).  In the event that either CUSTOMER or POLYPEPTIDE seeks such patent protection, the filing party shall bear the costs, including, but not limited to, attorney’s fees associated with preparing, filing and prosecuting such patent applications and for maintaining such patent protection as may be granted.  The filing party shall provide the other party with a copy of any proposed patent applications prior to filing and shall afford the other party a commercially reasonable period of time to comment on any such applications, which comments will not be unreasonably rejected.  The filing party agrees to promptly inform the other party of any additional correspondence, office actions or filings associated with patent applications which claim such New Know-How and shall provide the other party with a commercially reasonable period of time to comment on such additional filings, which comments shall not be unreasonably rejected.

(ii)           Except as contemplated by [**], POLYPEPTIDE shall not, during or after the Term, [**].

10.5         Development IP.

(i)            POLYPEPTIDE represents and warrants to CUSTOMER that, as of the Effective Date, it has not filed patent applications which claim Development Know-How.  In the event that POLYPEPTIDE elects to file patent applications claiming Development Know-How after the Effective Date, and subject to POLYPEPTIDE’s obligation to secure prior consent from CUSTOMER as set forth in Section 10.5(ii), POLYPEPTIDE shall provide CUSTOMER with a copy of the proposed applications prior to filing and shall afford CUSTOMER a commercially reasonable period of time to comment on any such applications.  POLYPEPTIDE agrees that CUSTOMER’s comments will not be unreasonably rejected.  POLYPEPTIDE agrees to promptly inform CUSTOMER of any additional correspondence, office actions or filings associated with patent applications which claim Development Know-How and shall provide CUSTOMER with a commercially reasonable period of time to comment on such

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

additional filings.  POLYPEPTIDE agrees that it shall not unreasonably reject CUSTOMER’s comments.

(ii)           POLYPEPTIDE represents and warrants that it has not filed patent applications containing claims or subject matter covering Development IP. POLYPEPTIDE agrees that it shall not file or prosecute patent applications containing claims or subject matter covering Development IP without the prior written consent of CUSTOMER.  POLYPEPTIDE hereby grants to FOREST and IRONWOOD a co-exclusive, worldwide, irrevocable, perpetual, royalty-free fully paid license under the Development IP to develop, manufacture, have manufactured, formulate, use, sell, have sold, offer for sale, import and have imported PRODUCT and Final Drug Product, or any salts, derivatives, prodrugs or compositions of the PRODUCT.  Such license shall include the right to sublicense to third parties [**].  The co-exclusive license granted in this Section 10.5(ii) shall not limit POLYPEPTIDE’s right to assign its obligations under this Agreement to Affiliates in accordance with Section 15.2.

10.6         Enforcement of IP. In connection with and in furtherance of the objectives of the license grants to FOREST and IRONWOOD pursuant to Article 10 and pursuant to Section 7.2(v), POLYPEPTIDE agrees to cooperate with CUSTOMER, as reasonably requested by CUSTOMER in connection with CUSTOMER’s development or commercialization of PRODUCT or Final Drug Product and at CUSTOMER’s expense, to enforce such PolyPeptide New IP, Joint New IP, Development IP and/or POLYPEPTIDE IP against Third Parties (including, without limitation, by agreeing to act as a party to enforcement litigation).

10.7         Agreements with Employees, Consultants and Subcontractors.  Each party represents that all employees, consultants and authorized subcontractors, who will participate in carrying out any obligations under this Agreement will have agreements in place that (a) impose confidentiality obligations on such employees, consultants and authorized subcontractors comparable to those set forth in Article 11 of this Agreement; and (b) effectively vest in POLYPEPTIDE or CUSTOMER, as applicable, any and all rights which such personnel and authorized subcontractors might otherwise have in the results of their work relating to this Agreement and are adequate to permit POLYPEPTIDE or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CUSTOMER, as applicable, to transfer such rights and to grant such licenses as set forth in this Agreement.

10.8        License Grant to POLYPEPTIDE for PRODUCT.  CUSTOMER hereby grants to POLYPEPTIDE a non-exclusive, non-sublicensable, royalty-free license under the CUSTOMER IP and Customer New IP to manufacture the PRODUCT for CUSTOMER or for any other third party approved in writing by IRONWOOD.  This license shall terminate upon the expiration or early termination of this Agreement unless POLYPEPTIDE is engaged in the manufacture of PRODUCT for a third party with the consent of IRONWOOD.  In such case the license shall terminate at the earlier of, (a) the time POLYPEPTIDE ceases to manufacture PRODUCT for the third party, or (b) at such time as IRONWOOD revokes its authorization for POLYPEPTIDE to manufacture PRODUCT for such third party.

ARTICLE 11
CONFIDENTIALITY

11.1         Confidentiality Obligations.  CUSTOMER and POLYPEPTIDE each agrees to retain in strict confidence and not to disclose, divulge or otherwise communicate to any other person or entity any Confidential Information of the other, whether disclosed prior to or after the Effective Date, and further agrees not to use any such Confidential Information for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, provided that each may disclose Confidential Information of the other to the officers, directors, employees, agents, consultants, authorized subcontractors or other representatives of the receiving party or its Affiliates (the “Representatives”), who, in each case, need to know such Confidential Information for purposes of the implementation and performance by the receiving party of this Agreement and will use such Confidential Information only for such limited purposes.  For clarity, all information relating to New IP and all information, data, results, reports and records prepared by POLYPEPTIDE in the performance of this Agreement shall be deemed to be CUSTOMER Confidential Information, and POLYPEPTIDE agrees to treat it as such.  Notwithstanding the above, FOREST and IRONWOOD shall be permitted to share POLYPEPTIDE’s Confidential Information with each other.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

11.2         Standard of Care.  CUSTOMER and POLYPEPTIDE each agree to use with respect to the other party’s Confidential Information at least the same standard of care as it uses to protect proprietary or Confidential Information of its own of comparable sensitivity, and to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of the other party’s Confidential Information by any of its Representatives.

11.3         Obligations of Representatives to Maintain Confidentiality.  CUSTOMER and POLYPEPTIDE each warrants that each of its Representatives to whom any of the other party’s Confidential Information is revealed shall previously have been informed of the confidential nature of the Confidential Information and shall be under a contractual or other legal obligation to maintain the confidentiality of the Confidential Information in accordance with terms and conditions substantially similar to those applicable to the receiving party under this Article 11.

11.4         Exceptions.  The provisions of Section 11.1 shall not apply to any Confidential Information disclosed hereunder which:

(a)           was known by the receiving party prior to its disclosure to the receiving party by the other party, as evidenced by the prior written records of the receiving party; or

(b)           either before or after the date of disclosure to the receiving party by the other party is lawfully disclosed to receiving party by an independent, unaffiliated third party rightfully in possession of the Confidential Information, provided that disclosure and use is in conformity with the obligations of confidentiality and non-use imposed by such third party; or

(c)           either before or after the date of disclosure to the receiving party by the other party becomes published or generally known to the public through no fault or omission on the part of the receiving party or its Representatives; or

(d)           is developed independently by the receiving party without use of Confidential Information of the other Party, as evidenced by the written records of the receiving party; provided, however, that this subsection (d) shall not serve to exclude from the definition of CUSTOMER’s Confidential Information any

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

information relating to New IP or any information, data, results, reports and records prepared by POLYPEPTIDE in the performance of this Agreement.

11.5         Required Disclosures.  Confidential Information may be disclosed, without breaching this Agreement, by the receiving party to the extent necessary to comply with Applicable Laws, or in response to a valid subpoena or other judicial order or a request by Regulatory Authorities, or to defend or prosecute litigation; provided, however, that to the extent practicable, in each of the foregoing cases, the receiving party shall provide prior written notice to the other party of any such required disclosure and shall take, at the disclosing party’s request, such reasonable and lawful actions to avoid and/or minimize the degree of such disclosure, and shall provide the disclosing party with the opportunity to seek to obtain suitable protection to prevent such required disclosure.

11.6         Use of Confidential Information Pursuant to Licenses.  Notwithstanding anything herein to the contrary, the parties agree that disclosure and use by FOREST and/or IRONWOOD (including their respective licensees, sublicensees and designees) of POLYPEPTIDE’s Confidential Information pursuant to the license granted in Section 7.2(v) shall not be a violation of any term or condition contained in this Article 11, provided that such disclosure or use is reasonably necessary in order to exploit the applicable license granted.

11.7         Confidentiality of Terms of Agreement.  Except as may be required to be disclosed pursuant to Sections 11.4 or 11.9, neither CUSTOMER nor POLYPEPTIDE shall disclose the terms of this Agreement to any third party without the prior written consent of the other party, except that (i) the parties may disclose the terms of this Agreement to their accountants and attorneys, provided any such attorney or accountant agrees to be bound by the confidentiality obligations of this Article 11.6, and (ii) each of FOREST and IRONWOOD may disclose the terms of this Agreement to its collaboration partners, and potential licensees.

11.8         Construction.  Except as otherwise set forth in this Agreement, nothing herein shall be construed as giving a party any right, title, interest in or ownership of the Confidential Information of another party.  For the purposes of this Agreement, any specific item disclosed as part of Confidential Information shall not be deemed to be in the public domain or in the prior possession of the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

receiving party merely because more general information is in the public domain or more general information is in the prior possession of the receiving party, unless the more general information also discloses or reflects the specific Confidential Information.

11.9         Survival of Confidentiality Obligations.  The confidentiality obligations of the parties contained in this Article 11 shall remain binding on the parties during and after the Term of this Agreement, and shall survive the expiration or termination of this Agreement, regardless of the cause of such expiration or termination.  The parties acknowledge that any breach of this Article 11 will constitute irreparable harm, and that the non-breaching party shall be entitled to specific performance or injunctive relief to enforce this Article 11 in addition to whatever remedies such party may otherwise be entitled to at law or in equity.

11.10       Publicity and SEC Filings.  CUSTOMER and POLYPEPTIDE agree that no public announcement of the execution or terms of this Agreement shall be made without the prior written consent of POLYPEPTIDE, IRONWOOD and FOREST.  In the event that any of the parties are obligated to make disclosure in satisfaction of requirements of the Securities and Exchange Commission or any other governmental or regulatory agencies, the parties shall cooperate fully and in a timely manner to see that the filings are made and confidential treatment is sought with respect to Confidential Information of the parties.

ARTICLE 12
WARRANTIES AND CONSEQUENTIAL DAMAGES

12.1         Warranties by POLYPEPTIDE.  POLYPEPTIDE represents, warrants and covenants that:

(a)           POLYPEPTIDE shall manufacture PRODUCT in accordance with the Manufacturing Warranties and that the PRODUCT, when delivered pursuant to the terms of this Agreement will conform the Specifications and POLYPEPTIDE Release Documents;

(b)           The PRODUCT, when delivered to CUSTOMER pursuant to the terms of this Agreement, will not be adulterated, misbranded, or otherwise prohibited from sale within the meaning of the FDCA or any other Applicable Laws;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c)                                  As of the Effective Date, POLYPEPTIDE has obtained (or will obtain prior to manufacturing PRODUCT hereunder), and will remain in compliance with during the Term of this Agreement, all permits, licenses and other authorizations (the “Permits”) which are required under Applicable Laws relating to the manufacturing of the Product;

(d)                                 As of the Effective Date, (i) POLYPEPTIDE has not been, and none of its employees has been, suspended, debarred or subject to temporary denial of approval by the FDA from working in or providing services, directly or indirectly, to any applicant for approval of a drug product or any pharmaceutical or biotechnology company, (ii) to the best of POLYPEPTIDE’s knowledge, none of its consultants and authorized subcontractors who will participate in the performance, supervision, management or review of the manufacturing of PRODUCT supplied under this Agreement has been, suspended, debarred or subject to temporary denial of approval by the FDA from working in or providing services, directly or indirectly, to any applicant for approval of a drug product or any pharmaceutical or biotechnology company, and (iii) to the best of POLYPEPTIDE’s knowledge, neither it nor its employees nor such persons referenced in subsection (ii) above are under consideration to be suspended, debarred or subject to temporary denial of approval, by the FDA from working in or providing services, directly or indirectly, to any applicant for approval of a drug product or any pharmaceutical or biotechnology company;

(e)                                  [**] use of the POLYPEPTIDE IP for manufacture of PRODUCT (including any analytic methods used by POLYPEPTIDE) hereunder will not infringe any Intellectual Property Rights of any third party;

(f)                                    All waste generated in the manufacture of the PRODUCT under this Agreement will be stored, transported and disposed of in a safe and environmentally sound manner consistent with all Applicable Laws;

(g)                                 Any manufacturing facility used by POLYPEPTIDE to manufacture PRODUCT is in compliance with the Facility Warranties.

(h)                                 POLYPEPTIDE will provide CUSTOMER with prompt written notice of any facts or circumstances (whether occurring prior to or after the Effective Date) which cause any of the representations and warranties contained in this Section 12.1 not

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

to be true, accurate, and complete in any material respect as of the Effective Date or as of any date during the Term of this Agreement.

12.2                           Waiver of Consequential Damages.  IN NO EVENT SHALL A PARTY HERETO BE LIABLE TO ANOTHER PARTY HERETO FOR LOSS OF PROFITS, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT FROM ANY CAUSE WHATSOEVER, EXCEPT TO THE EXTENT ARISING OUT OF (A) A BREACH OF ARTICLE 11 (CONFIDENTIALITY), (B) A WILLFUL OR INTENTIONAL BREACH OR MISREPRESENTATION HEREUNDER, OR (C) OBLIGATIONS TO INDEMNIFY AS SET FORTH IN ARTICLE 13.

12.3                           Limitation of Liability.  POLYPEPTIDE’s LIABILITY FOR DIRECT DAMAGES WILL BE LIMITED TO [**].  THIS LIMITATION OF LIABILITY SHALL NOT APPLY IN THE EVENT LIABILITY ARISES OUT OF (A) A BREACH OF ARTICLE 11 (CONFIDENTIALITY), (B) A WILLFUL OR INTENTIONAL BREACH OR MISREPRESENTATION HEREUNDER OR (C) OBLIGATIONS TO INDEMNIFY AS SET FORTH IN ARTICE 13.

ARTICLE 13
INDEMNIFICATION

13.1                           Indemnification by CUSTOMER.  CUSTOMER shall defend, indemnify and hold harmless POLYPEPTIDE, its directors, officers, employees and agents (“POLYPEPTIDE Indemnitees”) from and against any loss, costs, damages, judgments, settlements, interest, fees, or expenses, including, without limitation, all reasonable attorneys’ fees related to or arising from this Agreement or the PRODUCT (collectively, “Liabilities”) paid or payable by the POLYPEPTIDE Indemnitees in connection with any claim, action, suit, demand or other legal assertion or proceeding brought by a third party (collectively, “Claims”) to the extent that any such Claims or Liabilities arise out of or result from (i) the storage (after delivery to CUSTOMER or its designee), use, transfer or sale including without limitation, the labelling, packaging, distribution, promotion and marketing of the PRODUCT or any product which incorporates the PRODUCT (including the Final Drug Product); (ii) the failure by CUSTOMER to comply with Applicable Laws relating to the PRODUCT; or (iii) any negligent or wilful act or omission by CUSTOMER in connection with its performance of this

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Agreement or any breach by CUSTOMER of any of its representations, warranties or covenants contained herein;  (iv) any Claim that the marketing, distribution or sale of the PRODUCT and/or any pharmaceutical compositions containing the PRODUCT violate the Intellectual Property Rights of any third party, except to the extent such Claim is subject to  Section 13.2(v) below ; or (v) any Claim that the use of CUSTOMER IP for manufacture of the PRODUCT and/or any pharmaceutical compositions containing the PRODUCT violate the Intellectual Property Rights of any third party.

13.2                           Indemnification by POLYPEPTIDE.  POLYPEPTIDE shall defend, indemnify and hold harmless FOREST and IRONWOOD, and each of their respective directors, officers, employees and agents (collectively, the “CUSTOMER Indemnitees”) from and against any Liability paid or payable by the CUSTOMER Indemnitees in connection with any Claims to the extent that any such Claims or Liabilities arise out of or result from (i) failure of any PRODUCT to meet Specifications and POLYPEPTIDE Release Documents; (ii) the failure by POLYPEPTIDE to comply with Applicable Laws with respect to the manufacture of the PRODUCT; (iii) any negligent or wilful act or omission by POLYPEPTIDE, including without limitation negligence in manufacturing PRODUCT in accordance to Specifications and Manufacturing Warranties; (iv) any breach by POLYPEPTIDE of any of its representations, warranties or covenants contained herein, or (v) any Claim that the manufacture of PRODUCT by POLYPEPTIDE infringes the Intellectual Property Rights of any third party (except to the extent such Claim is subject to subsection (v) of Section 13.1).

13.3                           Prompt Notice Required.  No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the indemnitee (the “Indemnitee”) to the party against whom indemnification may be sought (the “Indemnitor”) as soon as reasonably practicable after such Indemnitee becomes aware of such claim; provided, however, that the failure to notify the Indemnitor shall not relieve it from any liability that it may have to the Indemnitee otherwise unless the Indemnitor demonstrates that the defense of the underlying Claim has been materially prejudiced by such failure to provide timely notice.  Such notice shall request indemnification and describe the Liability and Claim giving rise to the request for indemnification, and provide relevant details thereof.  The Indemnitor shall notify the Indemnitee no later than

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

thirty (30) days from such notice of its intention to assume the defense of any such Claim.  If the Indemnitor fails to give Indemnitee notice of its intention to defend any such Claim as provided in this Section 13.3, the Indemnitee involved shall have the right to assume the defense thereof with counsel of its choice, at the Indemnitor’s expense, and defend, settle or otherwise dispose of such Claim with the consent of the Indemnitor, not to be unreasonably withheld or delayed.

13.4                           Indemnitor May Settle.  Subject to the terms of this Section 13.4, the Indemnitor shall at its expense, have the right to settle and defend, through counsel reasonably satisfactory to the Indemnitee, any Claim or Liability which is or may be brought in connection with all matters for which indemnification is provided hereunder.  In such event the Indemnitee of the Claim or Liability in question and any successor thereto shall permit Indemnitor’s counsel and independent auditors, to the extent relevant, full and free access to its books and records and otherwise fully cooperate with the Indemnitor in connection with such Claim or Liability; provided, however, that (i) the Indemnitee shall have the right fully to participate in such defense at its own expense; (ii) the Indemnitor’s counsel and independent auditors shall not disclose any Confidential Information of the Indemnitee to the Indemnitor without the Indemnitee’s consent; (iii) access shall only be given to the books and records that are relevant to the Claim or Liability at issue.  The defense by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitor of its right to assert a claim with respect to the responsibility of the Indemnitor with respect to the Claim or Liability in question.  The Indemnitor shall have the right to settle or compromise any Claim against the Indemnitee without the consent of the Indemnitee provided that the terms thereof: (a) provide for the unconditional release of the Indemnitee; (b) require the payment of compensatory monetary damages by Indemnitor only; and (c) expressly state that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by the Indemnitee of any issue, fact, allegation or any other aspect of the Claim being settled.  In all other cases, the Indemnitee and Indemnitor must agree to enter into any proposed settlement, such agreement not be unreasonably withheld.  No Indemnitee shall pay or voluntarily permit the determination of any Liability which is subject to any such Claim while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

13.5                           Assistance.  Each party shall provide all information in its possession and reasonable assistance to another party as necessary to enable another party to defend any Claim.  The Indemnitee shall provide reasonable cooperation to the Indemnitor in defense of any Claim or Liability, including, but not limited to, affording complete access to all relevant records.  Nothing herein shall prevent the Indemnitee from retaining counsel of its choice, at such party’s expense, to monitor the defense, trial, or settlement of this matter, and the Indemnitor and its counsel shall reasonably cooperate with such Indemnitee counsel.

ARTICLE 14
INSURANCE

14.1                           Amounts.  Each party shall maintain during the Term insurance in such amounts and against such risks as is customary by companies engaged in the same or similar business and similarly located, and shall, upon request, furnish evidence of such insurance.

14.2                           POLYPEPTIDE Insurance.  Without prejudice to any rights or remedies CUSTOMER may have under this Agreement or otherwise at law generally, POLYPEPTIDE shall (at POLYPEPTIDE’s sole cost and expense) maintain in full force and effect, during the Term of this Agreement and for a period of [**] years after the expiration or termination hereof, adequate commercial general liability insurance, including product liability insurance, covering the risks and Liabilities arising out of any breach by POLYPEPTIDE of its obligations under this Agreement and POLYPEPTIDE’s indemnification obligations hereunder.  Such insurance shall be written by a reputable insurance company with an A.M. Best rating of “A,” and shall list FOREST and IRONWOOD as additional named insureds thereunder, and shall require [**] days written notice to be given to each of FOREST and IRONWOOD prior to any cancellation or material change thereof.  The limits of such insurance shall not be less than [**] per occurrence with an aggregate of [**] for personal injury, including death, and property damage.  Upon request, POLYPEPTIDE shall provide FOREST and/or IRONWOOD with a certificate of insurance evidencing the same.

14.3                           FOREST and IRONWOOD Insurance.  Without prejudice to any rights or remedies POLYPEPTIDE may have under this Agreement or otherwise at law generally, each of FOREST and IRONWOOD shall (at their own sole cost and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

expense) maintain in full force and effect, during the Term of this Agreement and for a period of [**] years after the expiration or termination hereof, adequate commercial general liability insurance, including product liability insurance, covering the risks and Liabilities that may arise from its breach of its obligations under this Agreement and from its  indemnification obligations to POLYPEPTIDE hereunder.  Such insurance shall be written by a reputable insurance company with an A.M. Best rating of “A,” and shall list POLYPEPTIDE as an additional named insured thereunder, and shall require [**] days written notice to be given to POLYPEPTIDE prior to any cancellation or material change thereof.  The limits of such insurance shall not be less than [**] per occurrence with an aggregate of [**] for personal injury, including death, and property damage.  Upon request, each of FOREST and IRONWOOD shall provide POLYPEPTIDE with a certificate of insurance evidencing the same.

ARTICLE 15
GENERAL PROVISIONS

15.1                           Force Majeure.  Failure of any party to perform its obligations under this Agreement shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is due to any cause beyond the reasonable control of such non-performing party (“Force Majeure”), unless conclusive evidence to the contrary is provided.  Causes of non-performance constituting Force Majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right.  The party affected shall promptly notify the other party of the condition constituting force majeure as defined herein and shall exert commercially reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided that nothing herein shall obligate a party to settle on terms unsatisfactory to such party any strike, lockout or other labor difficulty, any investigation or other proceeding by any public authority or any litigation by any third party.  If POLYPEPTIDE experiences a condition constituting force majeure as defined herein for more than [**] consecutive days, then (a) CUSTOMER may request that the parties consult with each other to negotiate a mutually

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

satisfactory resolution to the problem, if practicable, and (b) if after such consultations POLYPEPTIDE continues to experience a condition constituting force majeure as defined herein for more than an additional [**] consecutive days, then an Alternative Supply Trigger shall be deemed to have occurred under Section 7.2(v), and Customer may purchase PRODUCT from a third party (without regard to the Minimum Requirement) and cancel any unfulfilled Firm Purchase Orders.  If such force majeure continues for more than [**] consecutive days, then FOREST and IRONWOOD, together, but not separately, may terminate this Agreement.

15.2                           Assignment.  No party shall, without the prior written consent (not to be unreasonably withheld or delayed) of the other parties, assign or transfer this Agreement to any person or entity, in whole or in part.  In addition, POLYPEPTIDE agrees that it shall not subcontract or delegate any of its obligations hereunder without the prior written consent of FOREST and IRONWOOD, which shall not be unreasonably withheld.  Notwithstanding the foregoing, (a) a party may, without such consent, assign this Agreement (or any of its rights or obligations hereunder) to an Affiliate of such party; provided that no assignment to an Affiliate shall relieve any party of responsibility for the performance of its obligations hereunder; (b) each of FOREST, IRONWOOD and POLYPEPTIDE may assign this Agreement without the prior written consent of another party to any successor in connection with a merger or acquisition by such third party of a controlling interest in the equity securities, or a substantial portion of the assets to which this Agreement relates, of FOREST, IRONWOOD or POLYPEPTIDE, as the case may be, provided (x) in such case, that the successor or assignee assumes all of the assignee’s  obligations under this Agreement and (y) in the event of assignment by POLYPEPTIDE under this subsection 15.2(b), that unless prior consent for the assignment has been obtained from FOREST and IRONWOOD, then FOREST and IRONWOOD, together, but not separately, may terminate this Agreement by providing [**] months written notice to POLYPEPTIDE or its successor if they have reasonable objective grounds to conclude that the assignee’s performance under this Agreement will not be substantially similar to that of POLYPEPTIDE.  Upon POLYPEPTIDE’s request, CUSTOMER agrees to provide and discuss in good faith such objective grounds. All of the terms and provisions of this Agreement shall be binding

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

15.3                           Relationship with CUSTOMER.  Following the Effective Date, FOREST and IRONWOOD shall provide POLYPEPTIDE with a written notice signed by each of FOREST and IRONWOOD which shall identify the party that will be providing POLYPEPTIDE with all forecasts and orders required or permitted to be furnished hereunder.  POLYPEPTIDE shall be entitled to rely upon such written notice until it receives a written notice containing contrary instructions signed by both FOREST and IRONWOOD.

15.4                           Entire Agreement.  This Agreement, together with the Quality Agreement, shall constitute the entire Agreement between the parties hereto and shall supersede any other agreements, whether oral or written, express or implied, as they pertain to the subject matter of this Agreement, which generally pertains to the commercial supply of PRODUCT.

15.5                           Quality Agreement.  The parties shall negotiate in good faith the Quality Agreement and shall execute the Quality Agreement no later than ninety (90) days following the Effective Date.  To the extent there is any conflict between the provisions of the Quality Agreement and this Agreement, the provisions of this Agreement shall apply.

15.6                           Independent Relationship.  Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of another party.  No party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the another party, or to bind another party in any respect whatsoever.

15.7                           Notice.  All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given (a) on the date delivered, if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the business day after being sent by Federal Express or another recognized

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

overnight mail service which utilizes a written form of receipt for next day or next business day delivery, or (d) two (2) business days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable party at the address set forth below; provided that a party may change its address for receiving notice by the proper giving of notice hereunder:

If to IRONWOOD:

Ironwood Pharmaceuticals, Inc.
320 Bent Street
Cambridge, MA  02141
Attn:  Chief Operating Officer
Fax:  617.494.0480

With a copy to:

Ironwood Pharmaceuticals, Inc.
320 Bent Street
Cambridge, MA  02141
Attn: General Counsel
Fax: 617.494.0480

If to FOREST:

Forest Laboratories, Inc.
909 Third Avenue
New York, New York  10022
Attn:  General Counsel
Fax: [**]

If to POLYPEPTIDE

PolyPeptide Laboratories, Inc.
365 Maple Avenue
Torrance, CA  90503
Attn: Chief Operating Officer
Fax: (310) 782-3645

With a copy to:

PolyPeptide Laboratories (SWEDEN) AB
PO Box 30089
SE20061 Limhamn

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Sweden
Attn: Managing Director
Fax:+46 40 36 63 85

Notices to IRONWOOD or FOREST shall not be deemed effective unless and until a copy of such notice is furnished to both such parties.

15.8         Waiver.  Any delay or failure in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

15.9         Headings.  Section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

15.10       Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions hereof.  The parties shall consult and use good faith efforts to agree upon a valid and enforceable provision, which shall be a reasonable substitute for such invalid provision in light of the intent of this Agreement.

15.11       Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.  Facsimile or telecopy versions of manual signatures of this Agreement shall be considered original manual signatures.

15.12       Governing Law.  This Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the [**] applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof which would dictate that the laws of another jurisdiction would apply.  The parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

any party’s performance hereunder.  Matters of inventorship shall be determined in accordance with the principles of United States patent law.

15.13       Informal Dispute Resolution.  Unless otherwise expressly provided for herein, any claim or controversy between the parties arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this provision) shall be identified in writing and presented to the other parties.  Within fourteen (14) days after delivery of such notice of dispute, the a senior business officer of each party shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute in good faith.  All reasonable requests for information made by one party to the others shall be honored.  All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.  If such Executive Officers cannot resolve such dispute within fourteen (14) days after such meeting, then each party reserves its right to any and all remedies available under law or equity with respect to any other dispute.

15.14       Arbitration.

(a)           If any claim or controversy is not resolved pursuant to Section 15.13, then such claim or controversy shall be resolved by arbitration in accordance with the rules of the American Arbitration Association. There shall be three conflict-free, unbiased arbitrators, at least one of which shall be knowledgeable in peptide chemistry and the manufacture thereof, and at least one of which shall be knowledgeable in FDA requirements for the manufacture of active pharmaceutical ingredients (who shall be separate from the individual knowledgeable in peptide chemistry), and all of which shall have significant experience relating to the pharmaceutical/ biotechnology industry relevant to the matters being arbitrated.

(b)           A demand for arbitration must be filed with the American Arbitration Association within one year of the date the claim or controversy arises. The arbitration hearing shall be held as soon as practicable but in any event no later than three (3) months after the initial demand for arbitration is filed with the American Arbitration Association.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c)           The arbitration hearing shall be held in [**].

15.15       Injunctive Relief. Any party may seek immediate injunctive or other interim equitable relief as necessary to Agreement, but no such action for such relief shall waive the arbitration provisions set forth in Section 15.14 or act to remove or otherwise prevent the arbitration of any disputes under this Agreement as contemplated by Section 15.14.

15.16       Amendments.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

15.17       Further Actions and Documents.  Each Party agrees to execute, acknowledge and deliver all such further instruments, and to do all such further acts, as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

15.18       Survival.  The parties’ respective rights and obligations under the following Sections and Articles (and all associated definitions) shall survive the termination or expiration of this Agreement:  Articles 1, 6, 10, 11, 12, 13, 14, 15 and Section 2.2.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the parties have executed this Commercial Supply Agreement as of the Effective Date.

PolyPeptide Laboratories, Inc.

By:	/s/ Jane Salik
	Name:	Jane Salik
	Title:	CEO

PolyPeptide Laboratories (SWEDEN) AB

By:	/s/ Alain Scarso
	Name:	Alain Scarso
	Title:	Managing Director

Ironwood Pharmaceuticals, Inc.

By:	/s/ Michael J. Higgins
	Name:	Michael J. Higgins
	Title:	COO

Forest Laboratories, Inc.

By:	/s/ Lawrence Olanoff
	Name:	Lawrence Olanoff
	Title:	President and Chief Operating Officer

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX A

PRODUCT SPECIFICATIONS

Attributes		Analytical Procedure	Specifications
	(Test ID)	PPL Torrance
PPL Sweden
[**]		[**] [**]	[**]
[**]		[**] [**]	[**]
Identity:
[**]		[**] [**]	[**] to [**]
[**]		[**] [**]	[**] to [**] [**] to [**] [**] to [**] [**] to [**] [**] to [**] [**] to [**] [**] to [**] [**] to [**]
[**]		[**] [**]	[**]
Assay:
[**]		[**] [**]	[**] to [**]
[**]		[**] [**]	[**] to [**]
[**]		[**] [**]	[**] to [**]
[**]		[**] [**]	[**]
[**]		[**]	[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Attributes		Analytical Procedure	Specifications
	(Test ID)	PPL Torrance
PPL Sweden
[**]
[**]		[**] [**]	[**]
[**]		[**] [**]	[**]
[**]		[**] [**]	[**]
[**]		[**] [**]	[**]
[**]		[**] [**]	[**]
[**]		[**] [**]	[**]
[**]		[**] [**]	[**]
[**]		[**] [**]	[**] to [**]
[**]		[**] [**]	[**]
Microbiological Control
[**]		[**]	[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Attributes	Analytical Procedure		Specifications
	(Test ID)	PPL Torrance
PPL Sweden
[**]
[**]	[**] [**]		[**]
[**]	[**] [**]		[**]

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX B

ILLUSTRATION OF ADJUSTMENTS TO MINIMUM PURCHASE OBLIGATIONS AND THE

IMPACT ON THE ROLLING FORECAST

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX C

PRICING FOR VALIDATION BATCHES

The following pricing schedule is for the validation package for Malmo and Torrance.   The commercial batch size for Malmo will be at [**] (gross weigh) and Torrance will be at [**] (gross weigh).  The prices below include a mutually agreed stability program for each batch. The minimum requirements for such stability program are set forth on the stability protocol attached as Schedule 1 to this Appendix C.

Malmo

Process validation 1	[**]	[**] per gram*
Process validation 2	[**]	[**] per gram*
Process validation 3	[**]	[**] per gram*

Torrance

Pre-validation	[**]	[**] per gram *
Process validation 1	[**]	[**] per gram *
Process validation 2	[**]	[**] per gram *
Process validation 3	[**]	[**] per gram *

*Batch sizes listed above are based on gross weight but all fees shall be calculated on the basis of actual Linaclotide content.

Any excess material generated from production of the pre-validation and validation batches will be available for purchase by CUSTOMER (at CUSTOMER’S sole discretion) at [**] per gram (net linaclotide).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE 1 TO APPENDIX C

STABILITY PROTOCOL

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX D

PRODUCT PRICING

Annual Quantity (net linaclotide)	Price per gram (net linaclotide) in USD
[**] kg	[**]
[**] kg	[**]
[**] kg	[**]
[**] kg	[**]
[**] kg	[**]
[**] kg	[**]
[**] kg	[**]
[**] kg	[**]
[**] kg	[**]
[**] kg	[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.